As filed with the SEC on July 5, 2001 SEC Registration No. 333-57818

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 4
to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

INNERSPACE CORPORATION
(Exact name of registrant as specified in charter)

Delaware
(State of Incorporation)

7371
(Primary Standard Industrial Code)

58-250-4254
(IRS Employer Identification)

955 Juniper Street, Suite 2121
Atlanta, Georgia 30309
404-873-5523

(Address and telephone number of registrant's principal executive offices and principal place of business)

Robert Arkin
955 Juniper Street, Suite 2121
Atlanta, Georgia 30309
404-873-5523

(Name, address, and telephone number
of agent for service)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ x ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED	PROPOSED MAXIMUM OFFERING PRICE PER SHARE	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $.0001 per share, to be sold by the company	500,000	$ 1.00	$500,000	$125
Common Stock, par value $.0001 per share, to be sold by selling stockholders	1,800,000	$ 1.00	$1,800,000	$450
Total	2,300,000	$ 1.00	$2,300,000	$575
This registration statement
registers the sale of 500,000 shares of common stock by InnerSpace Corporation at $1.00 per share and the resale of 1,800,000 shares of common stock offered by twelve selling stockholders, valued at $1.00 per share.

In addition to the number of shares set
forth above, the amount to be registered includes any shares of our common stock issued as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416.

The proposed maximum offering price per
share and the proposed maximum aggregate offering price in the table above are estimated solely for the purpose of calculating the registration fee pursuant to
Rule 457(c) promulgated under the Securities Act of 1933. These estimates were calculated based on the offering price of $1.00 per share for the 500,000 shares of common stock that we are offering to the public.

We hereby amend this registration
statement on such date or dates as may be necessary to delay its effective date until we shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is
not complete and may be changed.  We may not sell our shares until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell our shares, and it is not soliciting an offer to buy our shares in any state where the offer or sale is not permitted.

As filed with the SEC on
June 28, 2001 SEC Registration No. 333-57818

InnerSpace
Corporation

Up to 500,000 common
shares offer by us
Plus
1,800,000 common shares offered by selling shareholders

This is our initial public offering.
There is no public market for our shares and we cannot provide any assurance that a market will develop.

We are offering a maximum of 500,000
common shares for sale at $1.00 per share on a best-efforts basis and without the assistance of an underwriter. There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Unless we decide to cease selling
efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 500,000 shares are sold, or (2) 90 days from the date of this prospectus, unless extended by us for up to an additional 60 days.

In addition, following our offering of
up to 500,000 shares at $1.000 per share, twelve selling stockholders will offer for sale up to 1,800,000 shares we have registered with this prospectus. They may sell their shares at then prevailing market prices. All shares sold by the selling stockholders will be offered and sold by each selling stockholder. Our officers and directors will not be involved in the offer and sale of shares held by our selling stockholders.

The selling stockholders may not offer
their shares for sale until we close our offering of 500,000 shares and our common stock is eligible for quotation on the Nasdaq Over-the-Counter Electronic
Bulletin Board Trading System.

This is a very risky investment.  We
have described these risks under the caption "risk factors" beginning on page
7.

 Price to
public

 Underwriting
discounts

 Proceeds to the
company

 Per share

 $1.00

 none

 $1.00

 Total maximum

 $500,000

 None

 $500,000

Neither the Securities and Exchange
Commission nor any state securities commission have approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this
prospectus is July 5, 2001

TABLE OF
CONTENTS

PROSPECTUS
SUMMARY..........................................................
5
RISK
FACTORS................................................................
7
FORWARD-LOOKING
STATEMENTS..................................................
9
USE OF
PROCEEDS.............................................................
9
DETERMINATION OF OFFERING
PRICE.............................................
10
DILUTION....................................................................
11
BUSINESS....................................................................
11
MANAGEMENT'S DISCUSSION
AND ANALYSIS OR PLAN OF DISTRIBUTION................
21
DIRECTORS, EXECUTIVE
OFFICERS, PROMOTERS AND CONTROL PERSONS................
24
PRINCIPAL
STOCKHOLDERS................................................... ..
28
SELLING
STOCKHOLDERS........................................................
29
PLAN OF
DISTRIBUTION........................................................
31
RELATED PARTY
TRANSACTIONS..................................................
33
DESCRIPTION OF
SECURITIES...................................................
33
SHARES ELIGIBLE FOR
FUTURE SALE.............................................
35
LEGAL
PROCEEDINGS...........................................................
36
LEGAL
MATTERS...............................................................
36
DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT

LIABILITIES.................................................................
36
WHERE YOU CAN FIND MORE
INFORMATION.........................................
37
FINANCIAL
STATEMENTS........................................................
38

No dealer, salesman or other person has
been authorized to give any information or to make any representations other than contained in this prospectus in connection with the offering described here, and if given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or the solicitation of an offer to buy, the securities offered by this prospectus to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale under this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since this date.

Until October 5, 2001, all dealers
effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus.
This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS
SUMMARY

This summary highlights certain
information contained elsewhere in this prospectus. You should read the entire prospectus carefully, including our financial statements and related notes, and especially the risks described under "risk factors".

OUR
COMPANY

Our business.

In February 2001, we entered into a
licensing agreement with Synermedics, Inc. Through the licensing agreement, we obtained the non-exclusive right to sell and market a variety of technology and business solutions. The core technologies are web-based software products that assist healthcare organizations with managing information and data. . The software aims to improve organizational performance and operating results. As of
July 5, 2001, one of our products is still under development, none have been field-tested and none are ready to be marketed or sold.

Our market.

Our primary target market includes
3,000 hospitals in the United States that have between 100 and 400 beds. We intend to sell our products and services through a direct sales force and strategic partners. Our executive officers began marketing our products and services during February 2001.

Our name and address.

Our principal executive offices are
located at 955 Juniper Street, Suite 2121, Atlanta, Georgia 30309. Our telephone number at that location is (404)-873-5523. Our web site, a work in progress, can be located at http://www.innerspaceco.com.

Additional considerations about
us.

We are a development stage enterprise.
Since incorporation, we have not generated any revenues and have an accumulated deficit of $1,663,400. As of March 20, 2001, we had $1,830 in cash and no significant assets. Accordingly, there exists substantial doubt as to our ability to continue as a going concern.

THE
OFFERING

Plan of distribution.

We are offering a maximum of 500,000
shares on a best-efforts basis directly to the public through our president.
There is no minimum amount of shares we must sell and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Offering.

We are offering 500,000 shares for sale
at $1.00 per share. We currently have 3,600,000 shares outstanding and there will be a maximum of 4,100,000 shares outstanding after the offering. Our shares outstanding do not include up to 400,000 shares issuable upon exercise of stock options that may be issued under our 2001 Stock Option Plan. As of the date of this prospectus, we have not issued any stock options.

Description of selling
stockholders.

Through this prospectus, we are also
registering for resale up to 1,800,000 shares of our common stock held by twelve selling stockholders who purchased their shares in private placements during
February 2001.

Selling stockholders may offer their
shares at prevailing market prices, but they may not offer their shares for sale until we close our 500,000 shares offering and our common stock is eligible for quotation on the Nasdaq Over-the-Counter Electronic Bulletin Board Trading
System.

Use of proceeds.

We intend to use the net proceeds of
this offering for general and administrative expenses, sales and marketing, research and development and working capital. We will not receive any of the proceeds from the sale of shares offered by the selling
stockholders.

Dilution to new
investors.

Investors will experience immediate and
substantial dilution in the value of their shares after purchase. After giving effect to the sale of the maximum of 500,000 shares and the receipt of $500,000 in cash, our adjusted net tangible book value at February 28, 2001 would have been approximately $501,830 or $0.12 per share. This represents an immediate dilution of $0.88, or 88% per common share to new investors.

Additional considerations about our
offering.

This is a no minimum offering.
Accordingly, as shares are sold, we will use the money raised for our activities. Unless we decide to cease selling efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 500,000 shares are sold, or (2) 90 days from the date of this prospectus, unless extended by us for up to an additional 60 days. We cannot be certain that we will be able to sell sufficient shares to fund our operations adequately.

RISK
FACTORS

The shares of common stock offered by
this prospectus involve a high degree of risk and represent a highly speculative investment. You should not purchase these shares if you cannot afford the loss of your entire investment. In addition to the other information contained in this prospectus, you should carefully consider the following risk factors in evaluating our company, our business prospects and an investment in our shares of common stock. These risks include:

We cannot assure you that we will be
able to continue as a going concern.

Our auditors report dated March 27,
2001 indicate there is substantial doubt as to our ability to continue as a going concern and that our ability to continue as a going concern was dependent upon our obtaining additional financing for our operations. Without additional funding we could be only partially successful in implementing our business plan, or, in a worst-case scenario, we would be out of business entirely. Therefore, shareholders are accepting a high probability of losing their investment.

We cannot assure you that we will
become profitable since we have no revenue and plan to increase our expenses to develop our business.

Our limited operating history, lack of
revenue to date and the uncertainty of the market in which we operate, make any prediction of our future results of operations difficult or impossible. We expect to considerably increase our operating expenses in the future, particularly expenses in licensing and developing technology, payroll, sales and marketing and general corporate expenses. You may lose all or substantially all of your investment if we are unable to generate a profit.

We need additional capital to fund
our operations until we are able to generate a profit.

We do not expect that our revenue will
cover our expenses during the next two years. As a result, we expect to incur significant losses and expect that will require us to raise additional capital.
We cannot assure you that we will be able to raise additional capital. If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below the offering price. Our inability to raise capital could require us to significantly curtail our operations.

If we fail to sell all the stock we
are trying to sell, our ability to expand and complete our business plan will be materially affected, and you may lose all of your
investment.

Since this is a direct public offering,
there is no underwriter. We will conduct this offering as a direct public offering, meaning there is no guarantee as to how much money we will be able to raise through the sale of our stock.  Our president, Robert Arkin, will be selling our shares and he has limited prior experience in selling securities.
Since our president has limited experience in selling securities, we may not be able to sell all of the shares we are offering.

Since there is no trading market for
our common stock, you may not be able to resell any of the shares you purchase or may have to sell your shares at a substantially reduced
price.

Our common stock is not currently
eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the Nasdaq Over-the-Counter Bulletin Board Trading
System pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but
there can be no assurance we will obtain such a listing. The Bulletin Board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the Bulletin Board as opposed to a national exchange or quotation system.

This volatility may be caused by a
variety of factors, including: the lack of readily available price quotations;
the absence of consistent administrative supervision of "bid" and "ask"
 quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

If our licensing agreement with
Synermedics, Inc. is terminated, we may have to close our
business.

We have entered into a license
agreement with Synermedics, Inc. to sell and market software technology and solutions they developed. Should Synermedics, Inc. elect not to honor their agreement with us, cease their operations or terminate our agreement, we could be only partially successful in implementing our business plan, or, in a worst-case scenario, we would be out of business entirely.

Since we entered into a
non-exclusive licensing agreement with Synermedics, Inc., we may face significant competition from companies that license the same technologies from them.

If other companies license and offer
the same technology, we would lose any competitive advantage we may have. To remain competitive, we may be forced to lower our prices or offer incentives. If any other company begins selling technology developed by Synermedics it would be extremely difficult for us to generate a profit. We may have to cease our operations if another company offers the same technology in the markets we are targeting.

We may have to cease our operations
if we lose any of our three key officers.

Messrs. Arkin, Gandy, and Lampiris
originated our plan, and we continue to be dependent on their efforts to oversee the licensing and development of technology, our operations and our sales and marketing efforts. If we lose any of their services and cannot find a suitable replacement, we may have to cease operations. Our officers and employees have not entered into employment contracts with us and we do not have insurance covering their lives. The success of our company is entirely dependent on their efforts.

If we receive no or nominal
proceeds, we will not remain as a viable going concern, and you would lose your entire investment.

We are depending on the funds we
anticipate raising from this offering to cover our operating losses until we are able to generate a profit. If we raise nominal or no proceeds from this offering, we would not be able to implement any part of our business plan, we would be forced to cease operations and you would lose your entire investment.

If we are not able to locate a
hospital willing to field-test our products, we will not be able to begin marketing our products or generate sales, and you would lose your entire investment.

Our products need to be field-tested
before we can begin marketing them. We will never generate a profit if we are not able to begin marketing and generate sales. You will lose your entire investment if we are unable to locate a hospital for
field-testing.

Since none of our products have been
field-tested, our products may not prove to be efficient, effective or marketable.

We have not field-tested our products
since they are not fully developed yet. Field-tests may yield problems that may render our products unmarketable, inefficient or ineffective, in which case, we may have to extensively modify our products. The additional time and money required to modify the products may prove too costly for us to remain in business and you may lose all of your investment.

None of the SynerMedics software we
have licensed has been protected under federal patent law, and no patent applications have been filed as of July 5, 2001.

Third parties could independently
develop similar solutions because of the lack of protection for our intellectual property, which could lead to additional competition, hurt our ability to attract customers and make it more difficult for us to generate revenues and a profit.

FORWARD-LOOKING
STATEMENTS.

This prospectus contains
forward-looking statements that reflect our views about future events and financial performance.  Our actual results, performance or achievements could differ materially from those expressed or implied in these forward-looking statements for various reasons, including those in the "risk factors" section on page 7. Therefore, you should not place undue reliance upon these forward-looking statements.

Although we believe that the
expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements.

USE OF
PROCEEDS

Assuming we are able to sell all of the
shares we are offering, we expect to generate gross cash proceeds of approximately $500,000 We will not receive any of the proceeds from the sale of the shares by the selling shareholders.

The following table explains our
anticipated use of the net proceeds of this offering, based upon various levels of sales achieved. The entries are presented in their order of importance to
us.

 100,000
shares sold

 250,000 shares
sold

 500,000 shares
sold

 Gross proceeds:

 $100,000

 $250,000

 $500,000

 Application of net
proceeds:

 Offering Expenses

 0

 0

 0

 General and
administrative

 40,000

 150,000

 150,000

 Sales and marketing

 20,000

 20,000

 35,000

 Research and
development

 35,000

 70,000

 305,000

 Computer server

 5,000

 5,000

 5,000

 Working capital

 0

 5,000

 5,000

 Total

 $ 100,000

 $250,000

 $ 500,000

We estimate that expenses of this
offering will be approximately $30,000, however, since we have limited cash to pay the expenses, our existing shareholders have verbally agreed to pay our offering expenses.

General and administrative expenses
consist primarily of office expenses, communication expenses, compensation for personnel and fees for outside professional advisors.

Sales and marketing expenses consist
primarily of compensation for sales and marketing persons, travel, public relations, promotional materials, trade shows, advertising and other sales and marketing programs.

Research and development expenses
consist primarily of compensation for our technology staff to modify our licensed software technology and to develop our own software technology. In addition, the research and development expenses account for  obtaining high speed Internet service. The research and development expenses do not include the cost of field-testing our products because we anticipate that those costs will be borne by any future test-site client.

Computer server expenses consists
primarily of the purchase of a computer server with enough processing power and storage capacity to host our web-based applications during the field-test. If the field-test is successful and we acquire additional clients, we would expect to enter into an agreement with an application service provider to provide co-location or managed hosting services to provide us with additional processing power on an as-needed basis. We do not anticipate using any of the money we raise to lease any computer or networking systems, or to purchase any personal computers, since our employees use their own computers.

As we sell more shares, our anticipated
expenses will increase to reflect an expanded business operation and higher level of business activity. In the event we receive cash proceeds of $100,000, we believe that these gross proceeds, together with anticipated funds from operations, will provide us with sufficient funds to meet our cash requirements for at least twelve months following the date these proceeds are raised.

We may not be able to raise the
additional funds we need to operate our business. If we receive gross proceeds in amounts less than $100,000, this twelve-month time frame will be diminished, and our business plans will have to be decreased. Specifically, we would seek to sustain our basic business expenses, eliminate our research and development efforts and focus all of the remaining capital on sales and marketing. If we receive no or nominal proceeds, we will not remain as a viable going concern, and you would lose your entire investment.

Our officers and directors will have
broad discretion in allocating a substantial portion of the proceeds of this offering.  We will invest proceeds not immediately required for the purposes described above principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest bearing investments.

There have been no services performed,
and we do not anticipate that there will be any, by our officers, directors, principal shareholders, their affiliates or associates that will be reimbursed with proceeds from this offering. None of the offering proceeds we receive will be used to make loans to officers, directors or affiliates.

Our description represents our best
estimate of the allocation of the net proceeds of this offering based upon the current status of our business.  We based this estimate on assumptions, including the cost of technology licensing and development, our anticipated sales and marketing expenditures, anticipated growth in the size of our customer base, gross margins, general operating expenses and revenues.  We assumed that our products and services could be introduced without unanticipated delays or costs. If any of these factors change, we may find it necessary to reallocate a portion of the proceeds within the above-described categories.  Our estimates may prove to be inaccurate, we may undertake new activities that will require considerable additional expenditures, or unforeseen expenses may occur.

If our plans change or our assumptions
prove to be inaccurate, we may need to seek additional financing sooner than currently anticipated or to curtail our operations. We may need to raise additional funds in the future in order to fund more aggressive brand promotions and more rapid expansion, to develop newer or enhanced products or services, to respond to competitive pressures, or to acquire complementary businesses, technologies or services. The proceeds of this offering may not be sufficient to fund our proposed expansion and additional financing may not be available if needed.

DETERMINATION OF
OFFERING PRICE

There is no established public market
for the shares of common stock being registered.  As a result, the offering price and other terms and conditions our shares have been arbitrarily determined by us and do not necessarily bear any relationship to assets, earnings, book value or any other objective criteria of value. In addition, no investment banker, appraiser or other independent, third party has been consulted concerning the offering price for the shares or the fairness of the price used for the shares.

DILUTION

Purchasers of the shares will
experience immediate and substantial dilution in the value of their shares after purchase.  The difference between the initial public offering price per share and the net tangible book value per share of common stock after this offering constitutes the dilution to investors in this offering.  Net tangible book value per share is determined by dividing total tangible assets less total liabilities by the number of outstanding shares of common stock.

At February 28, 2001, we had a net
tangible book value of $1,830 or $0.00 per share. After giving effect to the sale of the maximum of 500,000 shares and the receipt of $500,000 in cash, our adjusted net tangible book value at February 28, 2001, would have been approximately  $501,830 or $0.12 per share.  This represents an immediate increase in net tangible book value of $0.12 per common share to the existing shareholders if we are able to complete the maximum offering.

The following table explains the
dilution of this offering, based upon various levels of sales achieved:

 February
28, 2001

 100,000 shares
sold

 500,000 shares
sold

 Public offering price per
share

 n/a

 $1.00

 $1.00

 Net tangible book value per shares of
common stock before the offering

 $0

 $0.00

 $0.00

 Pro forma net tangible book value per
share of common stock after the offering

 n/a

 $0.03

 $0.12

 Increase to net tangible book value per
share attributable to purchase of common stock by new investors

 n/a

 $0.03

 $0.12

 Dilution to new
investor

 n/a

 $0.97

 $0.88

BUSINESS

History.

We were incorporated in Delaware in
March 2000 as Ilde Corporation. From inception until January 2001, we were primarily engaged in evaluating different business
opportunities.

In February 2001, we entered into a
licensing agreement with Synermedics, Inc. Through the licensing agreement, we obtained the non-exclusive right to sell and market a variety of technology and business solutions. The core technologies are web-based software products that assist healthcare organizations with managing information and data . The software aims to improve organizational performance and operating results.

In February 2001, we changed our name
to InnerSpace Corporation.

We are a development stage enterprise.
Since incorporation, we have not generated any revenues and have an accumulated deficit of $1,663,400. Virtually all of our accumulated deficit resulted from stock based compensation and royalty expenses. As of March 20, 2001, we had
$1,830 in cash and no significant assets.

Our market.

The healthcare industry in the United
States is highly fragmented, very complex and extremely inefficient. Most transactions within healthcare organizations are manually handled and paper-based. The pressure to improve operating performance and financial results has led to increased usage of technology in the healthcare
industry.

Our initial target market includes
3,000 hospitals in the United States that have between 100 and 400 beds. This includes approximately 1,785 stand-alone mid-sized hospitals, 735 management companies and for-profit chain hospitals, 605 managed network and system hospitals, and selected teaching hospitals.

Our secondary target market includes
nursing homes, rehabilitation centers, assisted living facilities, ambulatory care centers and home health vertical niches.

The organizations we are targeting are
large and sophisticated enough to need powerful, integrated health care information systems that increase productivity and generate a meaningful return on investment.

Business opportunity.

Hospitals are very inefficient because
of:
(1) redundant
information-gathering;
(2)
paper overload;
(3)
under-trained workers;
(4)
incomplete insurance claims;

(5) missing information;

(6) obsolete hardware and
software; and
(7)
inadequate internal and external communications.

A significant amount of each healthcare
dollar is wasted through unnecessary care; redundant procedures and tests; ad hoc, department-specific technology acquisitions; and excessive administrative costs.

Increasing competitive pressures,
reduced third-party insurance reimbursement, lengthening payment delays and heightening compliance requirements may make eliminating inefficiencies a top priority for hospitals. Furthermore, federal regulations promulgated under the
Health Information Portability and Accountability Act will add new and complex regulatory standards for health record portability and security.

New technologies present opportunities
for hospitals to use new technology that can improve productivity and generate meaningful returns on investment.

Our products and services have been
developed to improve service, simplify administration, unburden healthcare professionals and simplify claims processing. This helps to eliminate expensive transaction and information management roadblocks that plague virtually all hospitals.

Vision and value
proposition.

Our vision is to help entrepreneurial
hospitals succeed by helping to improve their operating performance and financial results. We aim to achieve those goals by providing electronic business solutions.

We believe that our products and
services can create value by:

(1) facilitating additional management
oversight and regulatory
compliance;
(2)
centralizing the hospitals purchase of technology
;
(3) providing innovative,
flexible, and state-of-the-art technologies
;
(4) providing better
access to patient
information;
(5) providing
more flexible and cost-effective access to third-party software applications;
(6)
increasing the speed of adding new software;
and
(7) providing
meaningful returns on technology investment.

Our SynerMedics, Inc. licensing
agreement.

SynerMedics, Inc. was founded in 1999
and has spent approximately $3,500,000 to research and develop their products.
SynerMedics, Inc. determined that they could generate additional sales by entering into licensing agreements for the technology they have developed.
InnerSpace entered into a licensing agreement with SynerMedics, Inc. in February
2001.

Under our licensing agreement with
Synermedics, Inc., we obtained the non-exclusive right to sell and market a variety of technology and business solutions. The core technologies assist healthcare institutions with managing information and data.

Under the agreement, we paid
Synermedics, Inc. an up-front license fee by issuing 312,800 common shares, valued at $31,280, and will pay Synermedics a royalty of 10% of the fees we charge our customers for their software.

The agreement is terminable by
Synermedics, Inc. if we breach the agreement, upon ninety days written notice or if we do not generate any licensing fees before January 1, 2003.

We can terminate the agreement only if
they breach the agreement we have with them. Except as noted above, we are not required to generate any minimum amount of sales or customers in order to maintain our non-exclusive rights.

Under the terms of our license
agreement, any improvements or modifications we make to the technology licensed from Synermedics, Inc. will become the property of Synermedics, Inc. The license agreement has a term of thirty years and expires on February 28,
2031.

Although the federal government had no
participation in the development of the SynerMedics, Inc. technology, the reference in the licensing agreement is intended to cover their involvement as a future contingency. The provision has no current relevance.

SynerMedics, SynerPort, SynOps,
SynApps, SynDex, SynerFlow, SynerView, SynerGen, and SynerLogic are trademarks of SynerMedics, Inc.

All of the SynerMedics software
algorithms are protected under United States copyright laws, although none have been officially registered with the United States Patent and Trademark
Office.

None of the SynerMedics software has
been protected under federal patent law, and no patent applications have been filed as of May 1, 2001.

Products and services.

Currently, all of our technology and
products are licensed from Synermedics, Inc.

Our products can be rapidly installed
and can work with existing hospital systems. We believe that the products are attractive because they can improve an organizations service, reduce operating expenses, simplify administration, reduce the burden on healthcare professionals and do not require expensive investments in technology.

The products use the latest
technologies to facilitate the processing of information. This helps to provide reliability, scalability and flexibility, all very important characteristics in the constantly changing healthcare environment.

The main products, and the status of
their development, are:

 Name of product or
service

 Status of development

 SynerPort

 SynerPort is ready for
field-testing.

 SynOps

 Approximately 90% of SynOps has been
developed. We expect that the remaining portion will be completed and field-tested by the end of March 2002.

 SynDex

 SynDex is ready for field-testing.

 SynTact

 SynTact is ready for
field-testing.

 SynApps

 SynApps is a service that is ready to
be field-tested.

As of July 5, 2001, SynOps is our only
product that we have not finished developing. We still need to complete a function that will prompt an end-user with a list of work that is ready for them to complete. We believe that it will take approximately two months and $6,000 of the proceeds from this offering, to complete the remaining function of
SynOps.

None of the products or services have
been sold or field-tested yet. We anticipate that we will field test our products and services at a test site before we begin to widely market and sell our products.

If we are able to find a suitable test
site, we will need to install our products, ensure that they work properly, conduct extensive testing and then modify the technology to correct any problems.

While we cannot provide you with any
assurance that we will be able to identify a suitable test site, our management is actively searching for a hospital that will allow us to test our products. We currently expect to field test all of our products and services at the same time and by the end of March 2002.

SynerPort.

SynerPort is a web-based software
product that provides computers with access to software applications that gather, automate and process vast amounts of information.

Software applications provided through
SynerPort do not require customers to install computer servers and they do not require any of the customers time to manage or maintain. . It empowers management to deploy technology more easily and with less cost.

If potential customers are not willing
to replace their existing systems, we can integrate their existing systems with our technology to allow a variety of different applications to share messages, records, and transactions.

SynOps.

SynOps is a comprehensive software
system for hospital administrators. SynOps helps to streamline system-wide and departmental operations and to standardize access to all patient information.
This can optimize the use of the human, physical, and financial assets that healthcare providers require to operate effectively and deliver services efficiently.

SynOps consists of two distinct
components: SynerFlow and SynerView:

SynerFlow.

SynerFlow is a software solution that
is used to analyze, automate, monitor and change how information flows within a healthcare organization. . The software provides users with the ability to change how information flows by replacing paper with electronic processes and reducing bottlenecks, which increases accuracy, improves speed and reduces costs.

SynerFlow uses an electronic Master
Person Index that provides access to patient admission, transfer, discharge, treatment and billing information.  The Master Person Index makes available to authorized users complete diagnostic and financial information regarding patients.  Through an automated process, SynerFlow directs this information to appropriate users, alerts the users that the information is available for review and processing, measures the time it takes for the users to process the information, assists the users in properly processing the information, and then sends the processed information to the next destination point.

Examples:

1. In accounts receivable management,
SynerFlow can improve collections and reduce personnel
requirements.
2. In
radiology department management, SynerFlow can automate virtually every clerical task and increase
efficiency.
3. In insurance
reimbursement, SynerFlow can provide more accurate information, reduce labor costs and accelerate the billing cycle.

SynerView.

SynerView allows a hospital to provide
its users with access to a menu of the hospital’s applications and databases from any computing device (e.g., PC, laptop, dummy terminal, handheld appliance) based upon the users’ particular profiles.

For healthcare deliverers, access to
information from a desktop computer eliminates the need to move between different systems, or different terminals, or even different departments to gather the information they need. SynerView makes important applications and tools available any time.

SynerView requires virtually no
software and no upgrading at the client site.  Running SynerView on a handheld computer enables a hospital to replace more expensive computers with a cheaper alternative, and significantly reduces hardware and annual PC support costs.

SynDex.

SynDex is a software solution that
helps authorized staff create an electronic patient record.  The software allows employees to immediately add information to each patient record. This helps to eliminate costly duplications and errors that hinders efficiency and service quality.

SynDex also expands traditional
information access by capturing, storing and sharing medical images (e.g.,
x-rays) and paper based images. This allows doctors to access a complete range of patient information from remote locations, enabling them to better plan and prepare for their patient care as well as monitor the treatment of patients they have referred.

SynTact.

SynTact is the technology that enables
hospital computers to connect to our high-end computer server through the
Internet. This allows authorized physicians and other professionals to use any
Internet-enabled computer or hand-held device to access pertinent information, which is stored on our computer server. This promotes inter-departmental coordination and enterprise wide decision-making.

SynApps.

SynApps is our technology that enables
us to host software applications on our computer server and to provide access to those applications through the Internet, without requiring the user to download the software to their computer. As a result, we may be able to deliver applications more cost-effectively, without large upfront licensing fees or other capital expenditures.

Technology licensing and
development.

In the future, we plan to develop our
own technology, however, all of our current technology has been licensed from
SynerMedics, Inc. We also intend to further develop the SynerMedics, Inc.
software. Any modifications or improvements that we make to the SynerMedics,
Inc. technology will be owned by SynerMedics, Inc. and licensed to us on a nonexclusive basis pursuant to the terms of the agreement we have with
SynerMedics, Inc. In the future, we anticipate that we will license additional technologies from third parties.

Rapid technological change in our
industry could cause our solutions to become less attractive to potential customers, which could hurt our ability to generate revenues. If we are unable to respond to rapid technological changes, our solutions may become less attractive to potential customers. Our success will depend upon our ability to license or develop competitive technologies to enhance our solutions and to develop and introduce new solutions in a timely and cost-effective manner. We cannot assure you that we will be able to respond quickly, cost-effectively or sufficiently to these developments.  Our business, financial condition and operating results may be adversely affected if we are unable to anticipate or respond quickly and economically to any developments.

Third parties could independently
develop similar solutions because of the limited protection for our intellectual property, or they could license the same technologies we license, which could lead to additional competition and hurt our revenues.

Security.

Although we intend to implement
industry-standard security measures, we cannot be certain that others will not circumvent the measures we implement. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments could result in a compromise of the technologies that we will use to protect our customers, user transactions and other information.

The secure transmission of confidential
information over public networks will be a critical element of our operations.
A party who is able to circumvent security measures could misappropriate proprietary information, cause interruptions in our operations and could materially hurt our business, financial condition and operating results.

Third parties that do access
proprietary information, may copy or obtain and use proprietary technologies, ideas, know-how and other proprietary information without
authorization.

To protect any intellectual property
rights we obtain, we intend to rely upon copyright, trademark, patent and trade secret laws, license agreements as well as confidentiality agreements with our employees, distributors and consultants. However, this may not provide meaningful protection of our proprietary technologies or other intellectual property.

We may be required to expend
significant capital or other resources to protect against the threat of security breaches or to alleviate problems caused by breaches. Our business would fail if we were unable to prevent unauthorized access to our systems and information.

Policing unauthorized use of our
technologies and other intellectual property is difficult, particularly because the global nature of the Internet makes it difficult to control the ultimate destination or security of data transmitted.  Furthermore, the laws of other jurisdictions may afford little or no effective protection of our intellectual property rights. Our business, financial condition and operating results could be adversely affected if we are unable to protect our intellectual property rights.

Customers.

We began offering our services in
February 2001. However, as of this date, we do not have any customers, and there are no arrangements or understandings for us to gain any customers.

Demand and market acceptance for our
products and services is not yet established. If the market fails to develop or develops more slowly than we expect, then our ability to generate revenue may be materially adversely affected, and we may have to cease operations.  Our success will depend in great part on our ability to successfully implement our marketing and sales program and to create sufficient levels of demand for our services. If we cannot attract customers, we will not be able to generate a profit and may have to terminate our business operations.

If we do not perform to our customers'
expectations, we face potential liability.  Any failure or inability to meet customers' expectations in the performance of our products or services could injure our business reputation or result in a claim for substantial damages.
Our services involve use of material that is confidential client information.
The successful assertion of one or more large claims against us for failing to protect confidential information could cause significant business and financial damage.

Marketing.

In most healthcare institutions, narrow
departmental considerations drive technology expenditures without regard to organization wide goals and objectives. This decentralization creates many problems, including the failure to achieve reductions in costs. Most vendors have reinforced this pattern by selling their products departmentally. Our marketing strategy is to promote a centralized technology management approach that balances department needs against organization wide goals.

We believe that we will be able to
attract customers because our technology is offered over the Internet, does not require significant organizational change, large upfront costs or time to implement. In addition, we believe that our solutions will attract customers since our solutions overlay and integrate with existing legacy systems.

Our management team intends to
capitalize upon its relationships within the healthcare industry to create introductions to opinion leaders such as consultants, trade publications writers, and potential channel marketing partners. Developing these relationships, we hope will help influence industry perceptions, identify early adopters, and otherwise increase receptiveness and promote product acceptance.

We expect to sell our products and
services through a direct sales force, alliances with consultants, resellers, integrators, specialty application service providers, and legacy vendors.
However, as of yet, we have been successful at establishing a direct sales force or alliance relationships, and no assurance exists that we will successfully accomplish these goals.

We intend to create brand
identification through a concerted marketing, trade media advertising, and public relations campaign. We want to rollout an events program to accomplish brand building, including participation in events and seminars sponsored by third parties (e.g., industry trade shows and conferences), product seminars and industry analyst events.

Even the maximum net proceeds we
receive from this offering will limit our ability to launch a marketing effort as extensive as we would like. A broad-based marketing effort will depend upon a number of factors, including our results of operations and ability to raise additional capital in the future. In the event that we are successful in raising additional capital or our results of operations exceed our expectations, our marketing budget for the next twelve months will increase
significantly.

Strategic
relationships.

Aside from our relationship with
Synermedics, Inc., we do not have any other strategic relationships at this time. We intend to enter into strategic relationships with a limited number of technology, sales, marketing, and technical support organizations.  We believe that these relationships, which will typically be non-exclusive and will enable us to deliver clients more effective solutions with greater efficiency.

We believe strategic relationships
could provide us with the opportunity to gain access to technology, cooperatively market products and services with technology vendors, cross-sell additional services and gain enhanced access to vendor training and support.  We also believe that these relationships are important because they could leverage the strong brand and technology positions of strategic partners.

Sales.

We intend to generate sales by offering
consulting services and then selling our products and services on a subscription basis.

Consulting services

Our consulting services strive to
analyze and understand healthcare organizations existing technology infrastructure and where it needs to be improved or extended. Following the initial study, we can make specific recommendations of technologies they should implement and where within their organization it should be implemented. As a final step, we would outline the monthly cost of adding our technology and detail how that would not only simplify their current operations but how it would reduce their costs. An important part of the consulting services is to highlight how many months it would take for the healthcare organization to generate a return on their investment in our business solutions.

We intend to charge customers for our
consulting services based upon the number of hours it will take us to complete.

Products

Our products can service a variety of
departments within a healthcare organization, including: admissions, billing and administration and radiology. We intend to sell each component separately or bundled, depending on the specific needs of each customer.

Since the technology is entirely
web-based, our customers will use their existing computers and web-browsers to connect to our computer server and data storage. In addition, all of our customers will need high-speed access to the Internet.

Because our software can be accessed
directly from web-browsers, our customers will not need to purchase any additional software or hardware to run any of our programs. In addition, since our software runs independently of other programs our customers might currently be using, this reduces the possibility that our programs will interfere with, or
“crash” our customers’ existing computer systems.  However, if our customers want us to develop custom applications, then they may need to purchase a computer server, which generally costs less than $5,000.  We would use the server to integrate our software with their existing computer systems, thereby accessing and utilizing the information contained in their databases.

Two key variables affect our pricing.
The first variable relates to the number of departments our customer wants to automate, and the second variable relates to the number of computing devices they want to connect to the applications. The fee we charge will increase as the number of departments using our technology increases and as the number of computing devices accessing our technology increases.

For example, a 350 bed hospital could
pay approximately $50,000 in monthly fees assuming they start with three departments and 90 connected computing devices. However, that same hospital may pay a total of $100,000 per month by allowing access to an additional three departments.

In addition, we are exploring a pricing
model that would involve a fee for each transaction conducted through our system.

Operations.

Our operations are in Atlanta, Georgia.
We currently do not have any systems that would handle our system functions, nor do we have an off-site backup of our information.  If failures or interruptions were sustained or repeated, our client revenues, reputation and the attractiveness of our brand name would be impaired.

Our services will be heavily dependent
on the integrity of the software and hardware systems supporting it. Heavy stress placed on our systems could cause our systems to operate at unacceptably low speed or fail.  Failure of our systems could also be caused by online service providers, record keeping and data processing functions performed by others, and third-party software.

Additionally, a natural disaster, power
or telecommunications failure or act of war may cause extended systems failure.
Computer viruses or unauthorized access to or sabotage of our network by a third-party could also result in system failures or service interruptions.
Failures or service interruptions in our systems could lead to substantial inconvenience for our users, hurt our reputation and reduce our revenues.

Competition.

The healthcare information technology
market is fragmented, ranging from large incumbents sharing less than 50% of market share to niche players. Our competitors include: Eclipsys, Cerner,
McKessonHBOC, IDX Systems, QuadraMed and Shared Medical Systems
(SMS).

We believe that our products and
services will enable us to compete because:

1. Many of the existing products
offered by competitors were developed prior to widespread commercial use of the
Internet. As a result, the existing solutions do not generally leverage the benefits of using the Internet to collect, access and share information. Our technologies utilize the Internet to broaden the reach and lower to cost of the flow of information within healthcare organizations.

2. Many of the existing products
offered by competitors are integrated within the hardware and software existing in healthcare organizations. As a result, they may have a significantly higher cost and time needed to add incremental features and functions. By comparison, our web-based products enable us to provide our end-users with new features and functions at the touch of a button.

3. Many of our existing competitors
sell their products for a large upfront fee as well as annual maintenance contracts. The large upfront costs require a longer time to receive the necessary budgetary and purchase approvals. In addition, some smaller healthcare organizations may not be able to afford the competing products at all. By comparison, we intend to market and sell our products for a relatively low monthly fee. We are able to do this because our products leverage the existing infrastructure of the average hospital and do not require significant proprietary software or hardware solutions.

4. Some of our existing competitors
require that their customers adopt their proprietary technology as a platform.
This exposes hospitals to risks of technology replacement or integration and technology introduction and implementation. Our products are web-based and can not only leverage existing systems that hospitals already have in place, but they can also offer new solutions without disturbing or changing the technologies they currently use.

5. Most software programs offered by
our competitors process the flow of information based on predetermined and fixed rules and guidelines. Our solutions enable users to modify the flow of information as they want, which may change over time. This can significantly reduce the costs and time to adapt to new work requirements.

6. Some of our competitors offer
products that automate certain aspects of a hospitals operation. Many require separate computer terminals to access specific department applications, which is more expensive and can clutter the work environment with redundant computer systems. Our technology enables authorized employees to access any application from a single desktop computer.

7. Most of our competitors require
hospitals to utilize desktop computers to input, access and share information.
Our technology enables users to do the same thing through any computing device, including less expensive and more mobile and more convenient hand-held devices.

The market for our services is
relatively new, intensely competitive, rapidly evolving and subject to rapid technological change. We expect competition to persist, intensify and increase in the future. Some of our competitors offer a full range of competitive products and services and several others have announced their intention to do
so.

We expect to face additional
competition from new entrants into the market in the future.  Existing or future competitors could develop or offer services that provide significant performance, price, creative or other advantages over those offered by
us.

Most of our current and potential
competitors have longer operating histories, larger installed client bases, longer relationships with clients and significantly greater financial, technical, marketing and public relations resources than we have and could decide at any time to increase their resource commitments to our market. In addition, the market for healthcare workflow process automation is relatively new and subject to continuing definition, and, as a result, the core business of many of our competitors may better position them to compete in this market as it matures.  Competition of the type described above could materially adversely affect our business, results of operations and financial
condition.

Third parties may independently develop
business ideas similar or superior to our ideas.  If they do, this may reduce the attractiveness of our services, increase our competition, reduce usage of our services and hurt our revenues. Our business, financial condition and operating results could be adversely affected if others develop similar business ideas.

We believe that the principal
competitive factors in our market are strategic expertise, technical knowledge and creative skills, brand recognition, reliability of the delivered solution, client service and price.

Regulation of our
business.

We do not currently face direct
regulation by any governmental agency, other than laws and regulations generally applicable to businesses.

Due to the increasing popularity and
use of the Internet, it is possible that a number of laws and regulations may be adopted in the U.S. and abroad with particular applicability to the Internet.
It is possible that governments will enact legislation that may be applicable to us in areas including network security, encryption, data and privacy protection, electronic authentication or  "digital" signatures, access charges and retransmission activities.  Moreover, the applicability to the Internet of existing laws governing issues including property ownership, content, taxation, defamation and personal privacy is uncertain.

The majority of laws that currently
regulate the Internet were adopted before the widespread use and commercialization of the Internet and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Any export or import restrictions, new legislation or regulation or governmental enforcement of existing regulations may limit the growth of the Internet, increase our cost of doing business or increase our legal exposure. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Violations of local laws may be alleged
or charged by state or foreign governments, and we may unintentionally violate local laws.  Local laws may be modified, or new laws enacted, in the future.
Any of these developments could have a material adverse effect on our business, results of operations and financial condition.

Employees.

As of the date of this prospectus, we
have three full time employees and three part time employees. From time to time, we will employ additional independent contractors to support our development, technical, marketing, sales, support and administrative organizations.
Competition for qualified personnel in the industry in which we compete is intense.  We believe that our future success will depend in part on our continued ability to attract, hire or acquire and retain qualified employees.

Properties.

We have our corporate headquarters in
Atlanta, Georgia. Substantially all of our operating activities are conducted from 715 square feet of office space that costs us approximately $1,100 per month. We believe that additional space will be required as our business expands and believe that we can obtain suitable space as needed. We do not own any real estate.

Legal proceedings.

We are not currently involved in any
legal or regulatory proceedings or, arbitration.  However, our business involves substantial risks of liability, including possible exposure to liability under federal, state and international laws in connection with the gathering and use of information  about our users, infringing the proprietary  rights of others and possible  liability for product defects, errors or
malfunctions.

We also face potential liability for
negligence, copyright, patent and trademark- infringement, defamation, breach of confidentiality, breach of privacy and other claims based on the nature and content of the information we are involved with. In addition, our competitors may obtain patents or other proprietary rights that could prevent, limit or interfere with our ability to make, use or sell our products or services.  We may be required to incur substantial costs to defend any litigation, cease offering our products and services, obtain a license from the holder of the infringed intellectual property right or redesign software, our products or our services. Our business, financial condition and operating results could be adversely affected if we are found to infringe on the proprietary rights of others.

Material agreements.

To date, we have not entered into any
material arrangements with other than our licensing agreement with Synermedics,
Inc.

MANAGEMENTS DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Plan of operations.

We began implementing phases of our
business plan in February 2001.  Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time period specified, subject to the sale of at least
$100,000 of the shares offered:

- Develop organizational
infrastructure. By the end of July, we intend to hire additional key executives who bring needed expertise, quantify sales force and other functional requirements, create competitive compensation packages, and develop a training program with dedicated leadership. We have already started each of these items.

Organizational infrastructure expenses
will initially consist primarily of office expenses, communication expenses, compensation for personnel and fees for outside professional advisors. Our ability to develop organization strength will be severely limited if we raise no or nominal funds.

- Develop marketing programs. Marketing
will provide the credibility needed to approach application development partners and generate sales leads. We expect to complete the creation of marketing and communications materials during July 2001. We have already started each of these items.

Initial marketing expenses will consist
primarily of compensation for public relations, promotional materials, trade shows, advertising and other marketing programs. Our ability to develop our sales and marketing effort will be severely limited if we raise no or nominal funds.

- Develop sales channel. Our sales
efforts have already begin with an effort to identify top-priority markets and high-potential customers using American Hospital Association statistics. At the present time, Mssrs. Arkin, Gandy, and Lampiris are contacting hospitals and hospital management companies to initiate the establishment of test sites. We estimate that we will generate our first revenues by the end of March
2002.

We plan to secure sales relationships
with consultants, hospital management companies, proprietary chains, and legacy vendors, as well as security firms and additional healthcare information technology vendors.

Initial sales expenses will consist
primarily of compensation for sales persons, travel, and office expenses. Our ability to develop our sales and marketing effort will be severely limited if we raise no or nominal funds.

- Develop research and development
team. We plan to hire staff to modify the technology we have licensed from
Synermedics, Inc. to add features and functions and to assist in the implementation and rollout.

We have already started discussions
with several individuals we feel are qualified as software developers. As of this date, we have not reached an agreement with any of the individuals to work for us.

In the future, we anticipate hiring
software developers to develop proprietary technology. Our ability to build a research and development team will be severely limited if we raise no or nominal funds.

We anticipate field-testing and
completing the development of our products by the end of March 2002. Before we are able to find a suitable test site, we will need to purchase and install our high-end computer server, and then install our software on the computer server.
Once we find a suitable test site, our staff will need to evaluate any existing infrastructure so that we can understand which of our products the test site will need, and how it will need to be technically implemented. We believe that this evaluation will generally take between one and four weeks, depending on the size of the test site.

After the initial evaluation, we will
need to customize our software to accommodate the specific needs of our test site customer, which we estimate will take about two weeks. When the modifications are completed, we will ensure that they work properly, conduct extensive testing and modify the technology to correct any problems.

When we have adequately addressed all
of the initial issues, we will provide end-users with between one and two weeks of training so that they can use our systems. Each end-user will be given personal passwords and access codes at the end of their training, so that they can access our software applications.

During the initial six months of
field-testing, we will utilize all of the feedback we receive from end-users to fix and improve our software products. We currently anticipate that all of the research and development work that results from the field-testing will be paid for by our test site customer.

We have budgeted $20,000 during the
next twelve months on research and development. $5,000 of these funds will be used to purchase a computer server, $1,000 to establish our internal computer network, and $14,000 to finish developing the first version of our products. The research and development expenses do not include the cost of field-testing our products because we anticipate that those costs will be borne by any future test-site client.

During the next twelve months, we
anticipate hiring one additional full-time and no part-time
employees.

We do not plan to make any significant
additions to our plant, property or equipment.

Our actual results and our actual plan
of operations may differ materially from what is stated above.  Factors that may cause our actual results or our actual plan of operations to vary include, among
other things, decisions of our board of   directors not to pursue a specific
course of action based on the field tests of our products, completion of the development of our products, changes in the competitive environment, changes in our business or general economic conditions.

We will not be able to continue with
our plan of operations until we raise at least $100,000 in gross proceeds from this offering. If we receive gross proceeds in amounts less than $100,000, this twelve-month time frame will be diminished, and our business plans will have to be decreased. Specifically, we would seek to sustain our basic business expenses, eliminate our research and development efforts and focus all of the remaining capital on sales and marketing. We cannot assure you that we will be able to raise the funds we need to continue our plan of
operations.

Results of operations.

Period from inception (March 10, 2000)
to February 28, 2001.

We commenced operations on March 10,
2000. From March 10, 2000 through February 28, 2001, we reported no revenue and
$1,663,400 in expenses. We incurred expenses in connection with organizing our company, entering into our agreement with Synermedics, Inc. and preparing this prospectus. Most of these expenses were funded through issuances of common shares.

Our cash balance as of March 20, 2001
was $1,830. Management believes the current cash balance and our shareholders'
contributions to pay the estimated expenses of this offering, is sufficient to fund the current minimum level of operations through July 2001, however, in order to advance our business plan we must raise capital through the sale of equity securities. To date, we have sold $2,430 in equity securities. Sales of our equity securities have allowed us to maintain a positive cash flow balance.

As we grow, our operating expenses will
increase in connection with sales and marketing, technology licensing and development and general and administrative needs to support our growth.

Sales and marketing expenses consist
primarily of compensation for sales and marketing persons, travel, public relations, sales and other promotional materials, trade shows, advertising and other sales and marketing programs. We expect to increase our sales and marketing expenses in absolute dollars in future periods to promote our brand, to pursue our business development strategy and to increase the size of our sales force.

General and administrative expenses
consist primarily of compensation for personnel and fees for outside professional advisors. We expect that general and administrative expenses will increase in absolute dollars in future periods as we add staff and infrastructure to support our expected business growth and bear the increased expense associated with being a public company.

Research and development expenses
consist primarily of compensation for our technology staff. We expect to increase our research and development expenses in absolute dollars in future periods as we begin developing and modifying our software technology.

We anticipate that we will incur net
losses at least until the end of 2003. The extent of these losses will be contingent, in part, on the amount of net revenue generated from customers. It is possible that our operating losses will increase in the future and that we will never achieve or sustain profitability.

Our limited operating history makes
predicting future operating results very difficult.  We believe that you should not rely on our current operating results to predict our future performance.
You must consider our prospects in light of the risks, expenses and difficulties encountered by companies in new and rapidly evolving markets.  We may not be successful in addressing these risks and difficulties.

Our actual expenditures and business
plan may differ from this plan of operations.  Our board of directors may decide not to pursue this plan, or may decide to modify it based on new information or limits in the amount of available financing.

Our fiscal year ends February
28.

Liquidity and capital
resources.

Our operating and capital requirements
have exceeded our cash flow from operations as we have been building our business.  Since inception, we used cash of approximately  $600 for operating and investing activities, which has been primarily funded by investments of
$2,430 from our shareholders.  As of March 20, 2001, we had $1,830 in cash. Our existing shareholders have verbally agreed to pay our offering expenses until we can raise additional funds through this offering.

If we are successful in selling 100,000
of the shares offered, the $100,000 of proceeds generated will be sufficient to maintain our operations for at least 12 months after completion of the offering.
If we receive gross proceeds in amounts less than $100,000, this twelve-month time frame will be diminished, although we are unable to determine to what extent.

We expect to need additional funds to
finance the further development of our business, in addition to the funds that may be generated from this offering. However, there can be no assurance that such funds will be available to us or that adequate funds for our operations, whether from debt or equity financings, will be available when needed or on terms satisfactory to us. Our failure to obtain adequate additional financing may require us to delay or curtail some or all of our business efforts. Any additional equity financing may involve substantial dilution to our then-existing stockholders.

We will only be able to advance our
business plan after we receive capital funding through the sale of equity securities in our offering. We believe our offering will be more acceptable to investors if our common stock can be trading on a stock exchange after we close our offering, however, there is no assurance that investors share in that belief. In order to allow public trading of our securities, we plan to become eligible for quotation on the OTC Electronic Bulletin Board, which is sponsored by the National Association of Securities Dealers, the NASD.

We intend to use the equity capital to
fund our business plan during the first twelve months. Our current business plan provides for funding solely through our offering. We have determined through our experience in business that alternate sources of business funding include venture capital investment, personal loans from management, and institutional loans are not available. In the event that we are not successful in obtaining funding through our offering, we believe the best alternative to advance the company's business plan is for management to loan funds to the company sufficient to maintain a minimum operating level and delay the business plan steps until such time as investment becomes available.

Our officers and directors have not, as
of the date of this filing, loaned any funds to the company. There are no formal commitments or arrangements to advance or loan funds to the company or repay any such advances or loans. At this time, we believe institutional loans are unavailable to us due to our development stage nature, and venture capital investment is not beneficial to the existing shareholders due to the large amount of dilution normally caused by venture capital funding. We may be dormant until a time we could raise investment capital in the equity securities market.

DIRECTORS, EXECUTIVE
OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table and subsequent
discussion contains information concerning our directors and executive officers.
Our executive officers and directors were elected to their positions in February
2001. Our officers each work more than 40 hours per week for us. There are no other persons that can be classified as a controlling person of
us.

 Name

 Age

 Title

 Robert Arkin

 47

 Chief Executive Officer, President and
Director

 Christopher Creed

 44

 Chief Financial Officer and
Director

 Dennis Gandy

 48

 Chief Technology
Officer

 Lee Lampiris

 58

 Vice President of Business
Solutions

 Proposed directors:

 Carl Corcoran

 73

 proposed Director

 Peter Lucchesi

 74

 proposed Director

 Louise Short, M.D.

 40

 proposed Director

Mr. Arkin has served as our Chief
Executive Officer and a director since February 2001. From August 1998 to
February 2001, he was Chief Executive Officer, a director and founder of
SynerMedics, Inc., which developed a web portal, applications delivery platform and workflow process automation technology for the hospital industry. From April
1997 to July 1998, Mr. Arkin served as Managing Partner of Arkin & Merolla, a law firm. Until March 1997 Mr. Arkin was General Counsel (from June 1995),
Executive Vice President and Secretary (from March 1996), director (from April
1996) and Chief Operating Officer (from June 1996) of Berman Managed Care, Inc., which operated a licensed health plan, rural integrated delivery network, management services organization and hospital coding, utilization review and quality assurance businesses. Mr. Arkin also was a principal in several real estate development and construction projects from 1989 to 1995. Beginning in
June 1980, Mr. Arkin engaged in the private practice of law, as a Partner at
Stribling, Cunningham, Newlin & Porter from June 1993 to June 1995; as a
Partner at Minkin & Snyder (now Greenberg Traurig) from March 1989 to May
1993; as Of Counsel at Trotter, Smith & Jacobs from September 1986 to
February 1989; and at Leonard, Street and Deinard, as a Partner from January
1985 to August 1986, and as an Associate from June 1980 to December 1984. Mr.
Arkin served as the Law Clerk to the Chief Justice of the Supreme Court of
Minnesota from July 1979 to June 1980. Mr. Arkin earned his B.A. (cum laude) and
M.A. from the University of Pennsylvania and his J.D. from the University of
Virginia School of Law where he served as Executive Editor of the Virginia
Journal of International Law. He has authored several articles on technology law and healthcare law issues.

Mr. Creed has served as our chief
financial officer and a member of our board of directors since February 2001.
From April 1994 until the present time, he has been the president of Chris Creed
& Associates. His firm provides strategic planning, operational and financial consulting expertise to start-up technology companies. From September
1992 until March 1994, he was president of Drax Trading & Investment Corp.
From June 1990 until September 1992, he was Vice President of Expedited
Transport Systems Corporation. From April 1989 until June 1990, he was founder and Vice President of Jetrans Freight Systems Ltd. Until April 1989, he was Vice
President Sales and Marketing (from August 1998), Director of Marketing (from
July 1987), National Marketing Manager (from July 1986), Toronto Sales Manager
(from November 1983), Product Manager (from January 1993) of TNT Canada, Inc.
From May 1977 until October 1983, Mr. Creed was the president of C.G. Associates
Limited.

Mr. Creed earned a B.A. degree from
University of Western Ontario, an M.B.A. from York University and a Certificate for Transportation and Logistics from M.I.T. He passed his Canadian Securities
Course with honors.

Mr. Gandy has served as our Chief
Technology Officer since February 2001. From January 2001 to February 2001, he was Chief Technology Officer of erpWorld, LLC. From August 1999 to December
2001, he was Chief Technology Officer of SynerMedics, Inc. From October 1998 to
August 1999, he was the Director Product Development, Imaging Solutions for
McKessonHBOC. He served Imnet Systems, Inc. from November 1998 to August 1999 as
Director, Product Development, and from September 1993 to October 1998 as
Workflow Product Manager. From October 1991 to August 1993, he was employed by
Keane Incorporated in Information Technology Sales Consulting, and from
September 1993 to June 1993 at Treehouse Software in a similar capacity. He was
Senior Account Executive and Systems Engineer at Software AG from October 1981 until August 1991, Product Consultant at Insurance Systems of America from
January 1980 to October 1981, Programmer Analyst at Blue Cross-Blue Shield of
Georgia, from October 1978 to January 1980, and Programmer Analyst at the
Georgia Farm Bureau from June 1976 to December 1979. He earned a BA from Taylor
College (’76).

Mr. Lampiris has served as our Vice
President of Business Solutions since February 2001. From August 1999 to
February 2001, he was Chief Operating Officer and Chief Financial Officer of
SynerMedics, Inc. From December 1997 to July 1999, he served as Principal,
Information Technology Outsourcing, of CSC Healthcare. From January 1995 to
December 1997, he was Senior Consultant, Business Solutions Group, of Alltel
Information Services. From January 1985 to January 1995, he served as the founder and Principal Consultant of Lampiris & Associates. From September
1977 to December 1984, he served Medicus Systems Corporation, from September
1977 to January 1984 as Senior Vice President Financial Services for hospital decisions support systems, and from January 1984 as Senior Vice President for
Multiinstitutional Services. From January 1973 to August 1977, he was the Chief
Financial Officer, and from May 1972 to January 1973, Vice President, Hospital
Operations, of Presbyterian University Hospital.  From September 1965 to June
1970, he was Staff Engineer at Goodyear Tire & Rubber Company. Mr. Lampiris
earned his MBA from Carnegie-Mellon University (6/73) and his BS, Mechanical
Engineering from Tri-State College (6/64).

In addition to the personnel listed
above, Dr. Louise Short, M.D., M.Sc., Mr. Carl Corcoran and Mr. Peter Lucchesi
have agreed to join our board of directors upon the completion of this offering and after we purchase adequate directors' and officers' liability insurance.
Since directors' and officers' liability insurance is expensive, and we may not be qualified to obtain such insurance, there can be no assurance that Dr. Short,
M.D., M.Sc., Mr. Lucchesi or Mr. Carl Corcoran will ever join our board of directors.

Mr. Carl J. Corcoran has been nominated
to serve as one of our directors.  From 1951 until his retirement in 1988, he was employed by IBM Corporation in various capacities, including President of
IBM Canada and General Manager of Operations for IBM Japan. Mr. Corcoran is
currently an officer and director of several family-held businesses, including
Corcair Farms, Ltd., CorProperties, Inc., Cor Source Water Corporation,
Corcorvest Corporation and CJC Bottling, Ltd., and a director of A.A.B. Building
Systems, Inc., a private company. He served as a director of the Accessible
Software Corporation, a publicly traded corporation, from 1998 until its acquisition by IBM Corporation in 2000.
He earned an HBA (Honors Business
Administration), the equivalent of an MBA, at the University of Western Ontario
(’51).

Peter J. Lucchesi has been nominated to
serve as one of our directors.  From 1955 until his retirement in 1986, he was employed by EXXON Corporation, lastly as Vice President, Research, in which capacity he supervised the work of 1,500 scientists. Since 1991, he has served as the Principal Consultant of International Technology Services, Inc., which he founded. From 1986 to 1991, he served Enichem (Milan, Italy) as Director of
Research. He was an Instructor in Chemnistry at New York University in 1954 and
the Illinois Institute of Technology in 1954 and 1955. He earned a BS, MS and
PhD in Chemistry at New York University (’54). He is the author of 35 US patents and scientific papers.

Dr. Louise Short M.D., M.Sc has been
nominated to serve as one of our directors.  From July 1996 until July 2000, Dr.
Short was the Medical Director of United HealthCare of Georgia. From October
2000 until the present time, she has been the Senior Research Associate of
Thoine International, conducting clinical research on the use of the Thoine antioxidant. Since October 2000, she has also been the Medical Director of
Medical Management of BlueCross BlueShield of Georgia. Dr. Short M.D., M.Sc. has
a Masters of Science in Community Medicine from the Mt. Sinai School of
Medicine, a Doctor of Medicine from Tufts University School of Medicine and a degree from John Hopkins University and graduated from Harvard
College.

Our directors hold office until the
next annual meeting of shareholders and the election and qualification of their
successors.   Directors receive no compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings.  Officers are appointed by the board of directors and serve at the discretion of the board.

Executive compensation.

The following table sets forth all
compensation awarded to, earned by, or paid for services rendered to us in all capacities during the year ended March 31, 2001, by our executive officers whose salary and bonus for fiscal year 2000 exceeded $100,000.

 Summary compensation
table Long-term
compensation awards

 Name and principal
position

 Salary
($)

 Bonus ($)

 Number of shares
underlying options

 Number of restricted
shares

 Robert Arkin

 0

 0

 0

 1,137,200

We do not have employment agreements
with any of our executive officers and they are not accruing any compensation.

Stock option plan.

In February 2001, our stockholders
adopted our 2001 Stock Option Plan, which provides for the grant to employees, officers, directors and consultants of options to purchase up to an aggregate of
400,000 shares of common stock, consisting of both "incentive stock options"
within the meaning of Section 422 of the United States Internal Revenue Code of
1986 (the "Code") and "non-qualified" options. Incentive stock options are issuable only to employees, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees.

The Plan is administered by our board
of directors, which determines those individuals who are to receive options, the time period during which the options may be partially or fully exercised, the number of shares of common stock that may be purchased under each option, and the option price.

The per share exercise price of the
common stock subject to an incentive stock option or non-qualified option may not be less than the fair market value of the common stock on the date the option is granted. The per share exercise price of the common stock subject to a non-qualified option will be established by the board of directors. The aggregate fair market value, determined as of the date the option is granted, of the common stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $1,000,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of our stock is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the common stock subject to the option, determined on the date of grant. Non-qualified options are not subject to this limitation.

Incentive stock options may not be
transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee has three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for one year thereafter to the extent it was exercisable on the date of such termination. No similar limitations apply to non-qualified options.

Options under the Plan must be granted
within ten years from the effective date as amended of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant, and incentive stock options issued to 10% or greater stockholders are limited to five-year terms. Options granted under the Plan may provide for the payment of the exercise price in cash or by delivery to us of shares of common stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of common stock to purchase additional shares of common stock and may possibly exercise all of his stock options with no additional investment other than his original shares.

Any unexercised options that expire or
that terminate upon an optionee ceasing to be an officer, director or an employee become available once again for issuance. To date, we have not granted any options under our Plan.

Liability and indemnification of
officers and directors.

Our Bylaws provides that our directors
will not be liable for breach of their fiduciary duty as directors, other than the liability of a director for:

- An intentional breach of the
director's fiduciary duty to our company or our
stockholders;
- Acts or
omissions by the director which involve intentional misconduct, fraud or a knowing violation of law;
or
-The payment of an
unlawful dividend, stock purchase or redemption.

Our Bylaws also require us to indemnify
all persons whom we may indemnify pursuant to the full extent permitted by
Delaware law.

Our bylaws require us to indemnify our
officers and directors and other persons against expenses, judgments, fines and amounts incurred or paid in settlement in connection with civil or criminal claims, actions, suits or proceedings against such persons by reason of serving or having served as officers, directors, or in other capacities, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to our best interests and, in a criminal action or proceeding, if he had no reasonable cause to believe that his/her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to our best interests or that he or she had reasonable cause to believe his or her conduct was unlawful. Indemnification as provided in our bylaws shall be made only as authorized in a specific case and upon a determination that the person met the applicable standards of conduct. Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the
Securities and Exchange Commission, such limitation or indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore, unenforceable.

Conflict of interest - management's
fiduciary duties.

Our directors and officers are or may
become, in their individual capacity, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses.  There exist potential conflicts of interest including allocation of time between us and their other business activities.

No proceeds from this offering will be
used to purchase directly or indirectly any shares of the common stock owned by any present shareholder, officer, director or promoter.

No proceeds from this offering will be
loaned to any present shareholder, officer, director or promoter.  We also will not use proceeds of this offering purchase the assets of any company, which is beneficially owned by any of our current or future officers, directors, promoters or affiliates.

PRINCIPAL
STOCKHOLDERS

The following table sets forth
information with respect to the beneficial ownership of our common stock before and after giving effect to the sale of the maximum number of shares of common stock offered.

Included within this table is
information concerning each stockholder who owns more than 5% of any class of our securities, including those shares subject to outstanding options, and each officer and director.

Although our officers and directors may
purchase shares in this offering, the following amounts assume that our officers and directors do not purchase any additional shares.

Each stockholder's address is in care
of our company at 955 Juniper Street, Suite 2121, Atlanta, Georgia
30309.

 Beneficial ownership of common
stock

 Shares
owned

 Percentage of shares
owned before offering

 Percentage of shares
owned after offering

 Robert Arkin, CEO

 1,137,200

 31.59%

 27.74%

 Christopher Creed, CFO

 7,100

 00.20%

 00.17%

 Dennis Gandy, CTO

 61,400

 1.71%

 1.50%

 Lee Lampiris, COO

 43,200

 1.20%

 1.05%

 SynerMedics, Inc.*

 312,800

 8.69%

 7.63%

 All officers and directors as a group
(4 persons)

 1,248,900

 34.70%

 30.46%

* Jay Stulberg is the sole officer and
director of SynerMedics, Inc. None of our other officers or directors own, control or vote any shares of SynerMedics, Inc.

All shareholders have sole voting and
investment power over the shares beneficially owned.

SELLING
STOCKHOLDERS

We are registering for offer and sale
1,800,000 shares of our common stock held by twelve of our existing shareholders. All of our selling stockholders received their stock through a private placement in February 2001, which was exempt from registration.

The following tables presents the name
of each of the selling shareholders and the number of shares of our common stock beneficially owned by each as of February 28, 2001. The table assumes that the selling stockholders do not purchase additional shares in our offering. To the best of our knowledge, the named shareholders are the beneficial owners and have sole voting and investment power over all shares or rights to the shares reported.

The selling shareholders may offer
their shares on a continuous basis or delayed basis pursuant to Rule 415 under the 1933 Act. However, the selling stockholders may not offer their shares for sale until we close our offering of up to 500,000 shares and our common stock is eligible for quotation on the Electronic Bulletin Board or the Pink Sheets.
Nevertheless, the selling stockholders are under no obligation to sell all or any portion of their shares either now or in the future. Since the selling stockholders may sell all or part of their shares, we cannot estimate the number of shares of our common stock that will be held by the selling stockholders upon termination of this offering.

 Shares Owned Prior to
the Offering

 Shares to be
Offered

 Shares Owned After the
Offering

 Number

 Percent

 Kevin Lewis

 150,000

 4.17%

 150,000

 0

 Bruce Lewis

 150,000

 4.17%

 150,000

 0

 Ellen McGrath

 150,000

 4.17%

 150,000

 0

 Sean Rosenthal

 150,000

 4.17%

 150,000

 0

 Sam Bennet

 150,000

 4.17%

 150,000

 0

 Ann Dwyer

 150,000

 4.17%

 150,000

 0

 Bryce Allen

 150,000

 4.17%

 150,000

 0

 Jeff Hillman

 150,000

 4.17%

 150,000

 0

 Hillary Stillman

 150,000

 4.17%

 150,000

 0

 John Andrews

 150,000

 4.17%

 150,000

 0

 Brandon Dwyer

 150,000

 4.17%

 150,000

 0

 Charles Lewis

 150,000

 4.17%

 150,000

 0

Information regarding the selling
stockholders.

The selling shareholders have not
informed us of how they plan to sell their shares. However, selling shareholders may sell their shares of common stock either directly or through a broker-dealer or other agent at prices related to prevailing market prices, if a public trading market develops and exists, or negotiated prices, in one or more of the following kinds of transactions:

- Transactions in the over-the-counter
market if a public trading market
develops.
- A block trade
in which a broker or dealer will attempt to sell shares as agent but may position and resell a portion of the block as principal to facilitate the transaction.
- Purchases by
a broker or dealer as principal and resale by a broker or dealer for its account.
- Ordinary
brokerage transactions and transactions in which a broker solicits a buyer.
- In privately
negotiated transactions not involving a broker or dealer.

The selling stockholders may not offer
their shares for sale until we close our offering of up to 500,000 shares and then not until our common stock is eligible for quotation on the Bulletin Board or the Pink Sheets.

In the event that we permit or cause
the registration statement of which this prospectus is a part to lapse, the selling stockholders may sell all of their shares of our common stock pursuant to Rule 144 under the Securities Act of 1933 commencing in February 2002. The selling stockholders will have the sole and absolute discretion not to accept any purchase offer or make any sale of these shares of our common stock if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also sell
these shares of our common stock directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of these shares of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both. As to a particular broker-dealer, this compensation might be in excess of customary commissions. Market makers and block purchasers purchasing these shares of our common stock will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of our common stock in block transactions to market makers or other purchasers at a price per share, which may be below the prevailing market price of our common stock. There can be no assurance that all or any of these shares of our common stock offered hereby will be issued to, or sold by, the selling stockholders. Upon effecting the sale of any of these shares of our common stock offered under this prospectus, the selling stockholders and any brokers, dealers or agents, hereby, may be deemed
"underwriters" as that term is defined under the Securities Act of 1933 or the
Securities Exchange Act of 1934, or the rules and regulations thereunder.

Alternatively, the selling stockholders
may sell all or any part of the shares of our common stock offered through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter, and there is no assurance that any such agreement will be entered into. If a selling stockholder enters into an agreement or agreements with an underwriter, then the relevant details will be set forth in a supplement or revision to this prospectus.

The selling stockholders and any other
persons participating in the sale or distribution of these shares of our common stock will be subject to applicable provisions of the Securities Exchange Act of
1934 and the rules and regulations thereunder including, without limitation,
Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of these shares of our common stock by, the selling stockholders. Furthermore, pursuant to Regulation M, a person engaged in a distribution of our securities is prohibited from bidding for, purchasing, or attempting to induce any person to bid for or purchase our securities for a period beginning five business days prior to the date of this prospectus until such person is no longer a selling shareholder. These regulations may affect the marketability of these shares of our common stock.

We have informed the selling
stockholders that the anti-manipulation rules of the SEC, including Regulation M promulgated under the Securities and Exchange Act, may apply to their sales in the market.

Any of the selling security holders,
acting alone or in concert with one another, may be considered statutory underwriters under the Securities Act of 1933, if they are directly or indirectly conducting a distribution of the securities on behalf of our corporation.  For instance, a distribution may occur if any of the selling securities holders provide us with cash proceeds from their sales of the securities. If any of the selling shareholders are determined to be underwriters, they may be liable for securities violations in connection with any material misrepresentations or omissions made in this
prospectus.

Some states may require that
registration, exemption from registration or notification requirements be met before selling stockholders may sell their common stock.  Some states may also require selling stockholders to sell their common stock only through broker-dealers. We intend to
seek qualification for sale of the securities in those states that the securities will be offered.

To the extent required by laws,
regulations or agreements we have made, we will use our best efforts to file a prospectus supplement during the time the selling stockholders are offering or selling shares covered by this prospectus in order to add or correct important information about the plan of distribution for the shares.

Our existing stockholders will pay all
of the expenses incident to the registration and offering of our common stock including the common stock held by our selling stockholders, other than commissions or discounts of underwriters, broker-dealers or
agents.

Relationships among the selling
stockholders and InnerSpace Corporation.

None of our selling stockholders have
had any material relationship within the past three years with us, or any of our predecessors or affiliates.

PLAN OF
DISTRIBUTION

We are offering a maximum of 500,000
shares of our common stock for sale at $1.00 per share on a best-efforts basis directly through our officers and directors, who will not receive any compensation for assisting us with the offering.

Unless we decide to cease selling
efforts at a prior date, we will close the offering on the earlier of (1) the date all of the 500,000 shares are sold, or (2) 90 days from the date of this prospectus, unless extended by us for up to an additional 60 days.

There is no minimum amount of shares we
must sell, and no money raised from the sale of our stock will go into escrow, trust or any other similar arrangement.

Our officers, directors, existing
stockholders and affiliates may purchase shares in this offering and there is no limit to the number of shares they may purchase.

No public market for common
stock.

There is presently no public market for
our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board, maintained by the National Association of
Securities Dealers, upon the effectiveness of the registration statement of which this prospectus forms a part.

There are several requirements for
quotation of our shares on the Nasdaq Bulletin Board,
including:
- we must make
filings pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934;
- we must remain
current in our filings;
- a
member of the NASD must file a Form 211 on our behalf. The information contained within Form 211 includes comprehensive data about our company and our shares.
Form 211 and our prospectus are filed with the NASD so that they can determine if there is sufficient publicly available information about us and whether our shares should be eligible for quotation.

We can provide no assurance that our
shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Our stock will be subject to penny
stock regulation.

The Securities and Exchange Commission
has adopted regulations which generally define a "penny stock" to be any equity security which has a market price less than $5.00 per share. The "penny stock"
rules and regulations impose significant limitations on the ability of broker-dealers to enter trades. Our shares will be subject to the "penny stock"
rules, which may restrict the ability of broker-dealers to sell our securities and may affect the ability of purchasers in this offering to sell our securities in the secondary market.

No escrow of proceeds.

There will be no escrow of any of the
proceeds of this offering. Accordingly, we will have use of all funds raised as soon as we accept a subscription  and funds have cleared.  These funds shall be non-refundable to subscribers except as may be required by applicable law.

No broker is being utilized in this
offering.

As of the date of this prospectus, we
have not retained any broker for the sale of securities being offered.  In the event a broker who may be deemed an underwriter is retained by us, we will file an amendment to our registration statement.

The offering shall be conducted by our
president.

Although our president is an associated
person of us as that term is defined in Rule 3a4-1  under the  Exchange  Act, he is deemed  not to be a broker for the following reasons:

- He is not subject to a statutory
disqualification  as that  term is defined  in Section  3(a)(39)  of the
Exchange  Act at the time of his participation in the sale of our securities.
- He will not
be compensated  for his  participation  in the sale of our securities  by the payment of commission  or other  remuneration  based either directly or indirectly on transactions in
securities.
- He is not an
associated  person of a broker or  dealer at the time of his participation in the sale of our securities.

He will restrict his participation to
the following activities:

A.  Preparing any written communication
or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential
purchaser;
B.  Responding
to inquiries of potential purchasers in a communication initiated by the potential purchasers,  provided however, that the content of responses  are limited to  information  contained  in a  registration statement filed under the
Securities Act or other offering
document;
C.  Performing
ministerial and clerical work involved in effecting any
transaction.

The offering will not be conducted
electronically through any website nor through email.

RELATED PARTY
TRANSACTION

On February 14, 2001, we issued
1,137,200 shares to Robert Arkin, our president and ceo, for nominal services he provided us. Mr. Arkin is a founder of our company.

On February 14, 2001, we issued 61,400
shares to Dennis Gandy, our chief technology officer, for nominal services he provided us. Mr. Gandy escrowed all of his shares with us. 39,400 of his shares will be released unconditionally from escrow on February 28, 2002. Another
11,000 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 11,000 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates. Mr. Gandy is a founder of our company.

Certain individuals have entered into
escrow agreements whereby 312,900 shares are held by us: 176,700 of these shares are unconditionally released on February 28, 2002; 55,600 are released after one year of employment; and another 55,600 are released after two years of employment. These shares were voluntarily escrowed to encourage each individual to remain with our company for a minimum of one year and to limit the number of shares that may be sold during that period. The remaining shares will be released 120 days beginning from the first date of trading and have been escrowed to limit the number of shares that may be sold before that time.

On February 28, 2001, we entered into a
licensing agreement with Synermedics, Inc. for certain rights and technology.
Our president, chief financial officer, chief technology officer and vice president of business services held similar positions at Synermedics, Inc.
before they joined our firm. As part of our licensing agreement, we issued
312,800 shares to Synermedics, Inc. at $0.10 per share and a total consideration of $31,280.

All future transactions between us and
our officers, directors or 5% shareholders, and their respective affiliates, will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by a majority of any independent, disinterested directors.

DESCRIPTION OF
SECURITIES

Current capital
structure.

As of the date of this prospectus, we
have 20,000,000 shares of common stock, par value $0.0001, authorized, with
3,600,000 shares outstanding held of record by thirty-seven
stockholders.

Common stock.

The holders of common stock are
entitled to one vote for each share held of record on all matters to be voted on by the shareholders. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares voted for the election of directors can elect all of the directors.  The holders of common stock are entitled to receive dividends when, as and if declared by the board of directors out of funds legally available.  In the event of liquidation, dissolution or winding up of our business, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the common stock.
When issued for the cash consideration outlined in this prospectus, all of the outstanding shares of common stock will be fully paid and
non-assessable.

If our common stock is quoted on the
OTC Bulletin Board, it will be subject to the requirements of Rule 15g-9, promulgated under the Securities Exchange Act as long as the price of our common stock is below $5.00 per share. Under such rule, broker-dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements, including a requirement that they make an individualized written suitability determination for the purchaser and receive the purchaser's consent prior to the transaction.
The Securities Enforcement Remedies and Penny Stock Reform Act of 1990 also requires additional disclosure in connection with any trades involving a stock defined as a penny stock. Generally, the Commission defines a penny stock as any equity security not traded on an exchange or quoted on Nasdaq that has a market price of less than $5.00 per share.  The required penny stock disclosures include the delivery, prior to any transaction, of a disclosure schedule explaining the penny stock market and the risks associated with it. Such requirements could severally limit the market liquidity of the securities and the ability of purchasers to sell their securities in the secondary market.

Preferred Stock.

Our board of directors can issue up to
5,000,000 preferred shares at any time with any rights and preferences without your approval. Our authorized preferred stock may be issued from time to time in one or more designated series or classes.  Our board of directors, without your approval, is authorized to establish the voting, dividend, redemption, conversion, liquidation and other relative provisions as may be provided in a particular series or class. The issuance of preferred stock, while providing flexibility for possible acquisitions and other corporate purposes, could, among other things, adversely affect your voting power.  Under some circumstances a third party may find it more difficult to acquire, or be discouraged from acquiring, a majority of our outstanding voting stock because we issue preferred stock. If we are liquidated or dissolved, holders of preferred stock would be entitled to our assets, to the exclusion of the common stockholders, to the full extent of the preferred stockholders' interest in us. As of the date of this prospectus, we have not issued any preferred shares.

Issuances of our preferred stock could
dilute our shareholders. Future issuances of preferred stock could be at values substantially below the price for our common stock. The issuance of preferred stock by our board of directors could adversely affect the rights of the holders of our common stock and could adversely affect the market price of our common stock.  An issuance of preferred stock could result in a class of outstanding securities that would have preferences with respect to voting rights and dividends and in liquidation over the common stock and could, upon conversion or otherwise, have all of the rights of our common stock.  Our board of directors'
authority to issue preferred stock could discourage potential takeover attempts or could delay or prevent a change in control through merger, tender offer, proxy contest or otherwise by making these attempts more difficult or costly to achieve.

Options and Warrants.

Our board of directors has the
authority to issue options or warrants to purchase our stock at the board's discretion.  We have not presently issued any options or warrants.  However, our board of directors may later determine to issue options and
warrants.

Dividend Policy.

To date, we have not paid any
dividends.  The payment of dividends, if any, on the common stock in the future is within the sole discretion of the board of directors and will depend upon our earnings, capital requirements, financial condition, and other relevant factors.
The board of directors does not intend to declare any dividends on the common stock in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

Transfer Agent and Registrar.

We intend to use Interwest Transfer,
Inc., Salt Lake City, Utah as our transfer agent for the common stock.

SHARES ELIGIBLE FOR
FUTURE SALE

Upon completion of this offering, we
will have 4,100,000 shares of common stock outstanding, if we sell all of the shares in this offering. Of these shares, the 500,000 shares to be sold in this offering and 1,800,000 share offered by our selling shareholders will be freely tradable without restriction or further registration under the Securities Act of
1933, except that any shares purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 described below.

The remaining 1,800,000 shares of
common stock are eligible for sale, subject to the limitations of Rule 144. We cannot predict the effect, if any, that offers or sales of these shares would have on the market price of the stock. Nevertheless, sales of significant amounts of restricted securities in the public markets could adversely affect the market price of the shares, as well as impair our ability to raise capital through the issuance of additional equity shares.

In general, under Rule 144, a person
who has beneficially owned shares for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of (1) one percent of the then outstanding shares of common stock or (2)
the average weekly trading volume in the common stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of the sale is filed, provided several requirements concerning availability of public information,  manner of sale and notice of sale are satisfied.  In addition, our affiliates must comply with the restrictions and requirements of Rule 144, other than the one-year holding period requirement, in order to sell shares of common stock, which are not restricted securities.

Under Rule 144(k), a person who is not
an affiliate and has not been an affiliate for at least three months prior to the sale and who has beneficially owned shares for at least two years may resell their shares without compliance with those requirements.  In meeting the one-and two-year holding periods described above, a holder of shares can include the holding periods of a prior owner who was not an affiliate.  The one-and two-year holding periods described above do not begin to run until the full purchase price or other consideration is paid by the person acquiring the shares from the issuer or an affiliate.

Escrow agreements.

Certain individuals have entered into
escrow agreements whereby 312,900 shares are held by us: 176,700 of these shares are unconditionally released on February 28, 2002; 55,600 are released after one year of employment; and another 55,600 are released after two years of employment. These shares were voluntarily escrowed to provide each individual with an incentive to join and remain with our company for a minimum of one year.
The remaining shares will be released 120 days beginning from the first date of trading and have been escrowed to limit the number of shares that may be sold before that time.

Dennis Gandy has escrowed 61,400 shares
of his stock with us. 39,400 of his shares will be released unconditionally from escrow on February 28, 2002. Another 11,000 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 11,000 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Lee Lampiris has escrowed 43,200 shares
of his stock with us. 15,000 of his shares will be released unconditionally from escrow on February 28, 2002. Another 14,100 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 14,100 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Michael Shamis has escrowed 61,600
shares of his stock with us. 39,500 of his shares will be released unconditionally from escrow on February 28, 2002. Another 11,000 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 11,000 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Samir Mashlum has escrowed 62,100
shares of his stock with us. 40,100 of his shares will be released unconditionally from escrow on February 28, 2002. Another 11,000 of his shares will be released from escrow on the conclusion of the first year of his full-time employment with us and the remaining 11,000 of his shares will be released from escrow on the conclusion of the second year of his full-time employment with us, subject to his continued employment until each of those dates.

Yukon Chong has escrowed 8,500 shares
of his stock with us. Half of his shares will be released from escrow at the conclusion of the first year of his full-time employment with us, and the remaining half will be released from escrow on the second year of his full-time employment with us.

Lev Kuznet has escrowed 8,500 shares of
his stock with us. Half of his shares will be released from escrow at the conclusion of the first year of his full-time employment with us, and the remaining half will be released from escrow on the second year of his full-time employment with us.

Judi Boone has escrowed 42,600 shares
of her stock with us. All of her shares will be released unconditionally from escrow on February 28, 2002.

In the event that our stock becomes
publicly traded, Judi Boone, Louise Short and all of the persons listed above have also agreed not to sell any of their shares for at least 120 days beginning from the first date of trading. Such escrow can be released by us if our stock trades above $5.00.

LEGAL
PROCEEDINGS

We are not a party to or aware of any
threatened litigation.

LEGAL
MATTERS

The validity of the shares offered
under this prospectus is being passed upon for us by Thomas P. McNamara, P.A.,
Tampa, Florida

DISCLOSURE OF COMMISSION
POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation
contains provisions obligating us to indemnify our directors and officers to the fullest extent  permitted by the General  Corporation Law of Delaware.  We believe that these  provisions  will assist us in  attracting  and retaining qualified individuals to serve as directors.

Following  the  close  of this
offering,  we will be  subject  to the  State of Delaware's business combination  statute.  In general,  the statute prohibits a publicly held
Delaware  corporation from engaging in a business combination with a person who is an interested  stockholder for a period of three years after the date of the transaction in which that person became an interested  stockholder, unless the business  combination is approved in a prescribed  manner. A business combination  includes a merger,  asset sale or other transaction  resulting in a financial benefit to the interested stockholder.  An interested stockholder is a person who, together with affiliates, owns, or, within three years prior to the proposed  business  combination,  did own 15% or more of our voting  stock.  The statute could prohibit or delay mergers or other  takeovers or change in control attempts and accordingly, may discourage attempts to acquire us.

As permitted by Delaware law, we intend
to eliminate  the personal  liability of our  directors  for  monetary  damages for  breach or  alleged  breach of their fiduciary duties as directors,  subject to exceptions.  In addition,  our bylaws provide that we are required to indemnify our officers and directors,  employees and  agents  under
circumstances,   including  those  circumstances  in  which indemnification would otherwise be  discretionary,  and we would be required to advance expenses to our  officers  and  directors  as  incurred in  proceedings against them for which they may be  indemnified.  The bylaws  provide  that we, among other things, will indemnify officers and directors,  employees and agents against  liabilities  that may  arise by reason of their  status or  service  as directors,  officers, or employees,  other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or  threatened  litigation  or  proceeding  involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent
permitted by applicable  law, to indemnify all our officers and directors.

Insofar as indemnification  for
liabilities  arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of ours, we have been advised that in the opinion of the Securities and Exchange  Commission that the indemnification  is against  public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE
INFORMATION

We have not been subject to the
reporting requirements of the Securities Exchange Act of 1934, prior to completion of this offering.  We have filed with the SEC a registration statement on Form SB-2 to register the offer and sale of the shares.  This prospectus is part of that registration statement, and, as permitted by the
SEC's rules, does not contain all of the information in the registration statement.  For further information with respect to us and the shares offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of the registration statement.  You can review the registration statement and our exhibits and schedules at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450
Fifth Street, N.W.,  Washington,  D.C. 20549. Please call the SEC at
1-800-SEC-0330 for further information on the public reference room.  The registration statement is also available electronically on the world wide web at
http://www.sec.gov.

You can also call us at 404-873-5523 or
write us at 955 Juniper Street, Suite 2121, Atlanta, Georgia 30309 any time with any questions you may have.  We would be pleased to speak with you about any aspect of this offering.

InnerSpace
Corporation
A
Development Stage Enterprise)

[ Letterhead of
Kingery, Crouse & Hohl, P.A.]

INDEPENDENT AUDITORS' REPORT

To the Stockholders of InnerSpace
Corporation:

We have audited the accompanying
balance sheet of InnerSpace Corporation (the "Company"), a development stage enterprise, as of February 28, 2001 and the related statements of operations, stockholders' equity and cash flows for the period March 10, 2000 (date of incorporation) to February 28, 2001. These financial statements are the
responsibility of the Company's management.   Our responsibility is to express
an opinion on these financial statements based on our audit.

We conducted our audit in accordance
with auditing standards generally accepted in the United States of America.
Those standards require that we plan and perform the audit to obtain reasonable
assurance   about whether the financial statements are free of material misstatement.  An audit includes examining on a test basis, evidence supporting the amounts and the disclosures in the financial statements.  An audit also includes assessing the accounting principles used and the significant estimates made by management, as well as the overall financial statement presentation.  We believe our audit provides a reasonable basis for our opinion.

In our opinion, the financial
statements referred to above present fairly, in all material respects, the financial position of the Company as of February 28, 2001, and the results of its operations and its cash flows for the period March 10, 2000 (date of incorporation) to February 28, 2001 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial
statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Notes A and B to the financial statements, the Company is in the development stage, has an accumulated deficit, anticipates incurring net losses in the foreseeable future and will require a significant amount of capital to commence its planned principal operations and proceed with its business plan. As of the date of these financial statements, no significant capital has been raised, and as such there is no assurance that the Company will be successful in its efforts to raise the necessary capital to commence its planned principal operations and/or implement its business plan.  These factors raise substantial doubt about the Company's ability to continue as a going concern.  Management's plans in regard to this matter are described in Note B.
The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Kingery Crouse & Hohl P.A.

March 27, 2001
Tampa, FL

InnerSpace
Corporation
(A
Development Stage Enterprise)

BALANCE SHEET

AS OF FEBRUARY 28,
2001

 ASSETS

 CURRENT ASSETS

    Cash

 $1,830

 LIABILITIES AND
STOCKHOLDERS’ EQUITY

 LIABILITIES

 $  0

    STOCKHOLDERS’ EQUITY

    Common stock - $0.0001 par
value; authorized 20,000,000 common shares; 3,600,000 shares issued and outstanding, respectively

                        360

    Preferred stock - $0.0001 par
value; authorized 5,000,000 common shares; no shares issued and outstanding, respectively

 0

    Additional paid-in capital

 1,776,070

   Deferred stock-compensation

 (111,200)

    Deficit accumulated during the
development stage

 (1,663,400)

           Total
Stockholders’ Equity

     1,830

 $1,830

See notes to financial statements

InnerSpace
Corporation
(A
Development Stage Enterprise)

STATEMENT OF
OPERATIONS
For the
period March 10, 2000 (date of
incorporation)
To February
28, 2001

 REVENUE

 $0

 EXPENSES

    Services and office space - related
party

 4,000

    Stock based compensation - related
party

 1,346,000

    Stock paid royalties -
SynerMedics, Inc.

 312,800

    Filing fees

    _____
600

       Total
Expenses

   1,663,400

 Net loss before provision for income
taxes

 (1,663,400)

 Provision for income taxes

-0-

 NET LOSS

 $(1,663,400)

 Weighted Average Loss Per Share
 Basic and Diluted

 $          (.46)

 Weighted Average Shares Outstanding
 Basic and Diluted

   3,600,000

See notes to financial statements

InnerSpace
Corporation
(A
Development Stage Enterprise)

STATEMENT OF
STOCKHOLDERS'
EQUITY
for the period
March 10, 2000 (date of
incorporation)
to February
28, 2001

   Additional Paid-In
Capital

 Deficit Accumulated During the
Development Stage

 Common Stock

   Deferred Stock
Compensation

  Shares

  Value

  Total

 Balance, March 10, 2000 (date of
incorporation)

 0

 $0

 $0

 $        -0-

 $0

 $         0

 Issuance of common stock for cash

 1,830,000

 183

 2,247

 0

 0

 2,430

 Issuance of common stock for services

 1,457,200

 146

 1,457,054

 (111,200)

 0

 1,346,000

 Issuance of common stock for royalty
fees

 312,800

 31

 312,769

 0

 0

 312,800

 Services Contributed by Shareholders

 0

 0

 4,000

 0

 0

 4,000

 Net loss for the period March 10, 2000 (date of
incorporation) to February 28, 2001

0

            0

0

0

      (1,663,400)

  (1,663,400)

 Balances, February 28, 2001

   3,600,000

 $360

 $1,776,070

 $(111,200)

  $(1,663,400)

 $1,830

See notes to financial statements

InnerSpace
Corporation
(A
Development Stage Enterprise)

STATEMENT OF CASH
FLOWS
for the period
March 10, 2000 (date of
incorporation)
to February
28, 2001

 Cash Flows From Operating Activities

    Net loss

 $(1,663,400)

    Stock based expenses

   1,662,800

        Net
Cash Used by Operating Activities

           (600)

 Cash Flows From Financing Activities

    Issuance of common
stock

2,430

        Net
Cash Provided by Financing Activities

2,430

 Net Increase In Cash

 1,830

 Cash at Beginning of Period

        -0-

 Cash at End of Period

 $    1,830

 Supplemental cash flow information:

 Cash Paid For:

    Interest

 $             0

    Income Taxes

 $             0

See notes to financial statements

InnerSpace
Corporation
(A Development
Stage Enterprise)

NOTES TO FINANCIAL
STATEMENTS

NOTE A - FORMATION AND OPERATIONS OF
THE COMPANY

InnerSpace Corporation (the  "Company")
was incorporated  under the laws of the state of Delaware on March 10, 2000.
The Company,  which is considered to be in the  development  stage as  defined in  Financial  Accounting  Standards  Board Statement No. 7, intends to market and sell proprietary dynamic workflow process automation technology and solutions that improve organizational performance through a non-exclusive license agreement.  The planned principal  operations  of the  Company  have not commenced,  therefore  accounting  policies  and  procedures  have  not yet been established.  The Company’s year end is February
28th.

Use of Estimates

The preparation of financial
statements in accordance  with generally  accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and  liabilities  and the  disclosure  of contingent assets and liabilities at the date of the financial  statements.  The reported  amounts of revenues and expenses  during the  reporting  period may be affected by the estimates and assumptions management is required to make. Actual results could differ from those estimates.

NOTE B - GOING CONCERN

The accompanying  financial  statements
have been  prepared on a going concern basis,  which  contemplates  the realization of assets and the  satisfaction of liabilities  in the normal course of business.  The Company has an  accumulated deficit of $1,663,400 through February 28, 2001,  anticipates  incurring net losses for the foreseeable  future and will require a significant  amount of capital to commence  its planned  principal  operations  and  proceed  with its business plan. Accordingly, the Company's ability to continue as a going concern is dependent upon its ability to secure an adequate amount of capital to finance its planned principal operations  and/or  implement  its  business  plan.  The
Company's  plans  include a public  offering  of its common  stock (see Note G), however;  there is no assurance that they will be successful in their efforts to raise capital.  These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The  financial  statements  do  not
include  any  adjustments  relating  to the recoverability  and  classification of recorded asset amounts or the amounts and classification  of  liabilities that might be  necessary  should the Company be unable to continue as a going concern.

NOTE C – EQUITY

The Company issued 1,000 shares of its
common stock upon incorporation to its founder for $600 of incorporation costs.

In February 2001, the Company had the
following equity transactions:

  Sold 1,829,000 shares for $1,830 to
individuals who are not officers, directors or employees of the
Company.

  Issued 1,457,200 common shares to the
Company's officers, directors and employees. Following the issuance of the shares, certain employees entered into escrow agreements whereby 312,900 shares are held by the Company: 176,700 of these shares are unconditionally released on
February 28, 2002; 55,600 are released after one year of employment; and another
55,600 are released after two years of employment. These shares were voluntarily escrowed to encourage each individual to remain with our company for a minimum of one year and to limit the number of shares that may be sold during that period. The remaining shares will be released 120 days beginning from the first date of trading and have been escrowed to limit the number of shares that may be sold before that time. As a result, the Company has recognized $1,346,000 of compensation expense, for the shares that have been unconditionally earned, and
$111,200 of deferred stock compensation, for the shares that are conditional upon continued employment, based upon its anticipated offering price of $1.00 per share (Note G).

  Issued 312,800 common shares to
Synermedics, Inc. as a non-refundable signing fee under the terms of a royalty agreement that will generally require a 10% royalty payment on revenues generated as a result of the licensed products. The Company has recognized
$312,800 of expense based upon its anticipated offering price of $1.00 per share
(Note G).

In addition to the above, during the
period March 10, 2000 (date of incorporation) to February 28, 2001, the
Company's management provided various services and a portion of their homes for office space for no consideration.  The value of these services and office space have been estimated at $4,000 and recorded as operating expenses and as capital contributions.

NOTE D - INCOME TAXES

During the period March 10, 2000 (date
of  incorporation) to February 28, 2001, the Company  recognized  losses  for both  financial  and tax  reporting  purposes. However, there were permanent differences, which exist as a result of the value of stock compensation for tax purposes being lower than the book value of such expenses. Accordingly, no deferred taxes have been provided for in the  accompanying statement of operations.

At February 28,  2001,  the  Company
had a net  operating  loss  carryforward  of approximately $32,000 for income tax purposes. This carry forward is available to offset future  taxable  income through the period ended  February 28, 2021. The deferred  income tax asset arising from this net operating loss  carryforward is not recorded in the accompanying balance sheet because the Company established a valuation allowance to fully reserve such asset as its realization did not meet the required asset recognition standard established by SFAS 109.

NOTE E - LOSS PER SHARE

The  Company  computes  net  loss per
share in  accordance  with  SFAS No.  128 "Earnings per Share" ("SFAS No. 128")
and SEC Staff  Accounting  Bulletin No. 98 ("SAB 98").  Under the provisions of
SFAS No. 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common  stockholders for the period by the weighted average number of common shares  outstanding  during the period.  Diluted net loss per share is computed by dividing the net loss for the  period by the number of common and  common  equivalent  shares  outstanding during  the period.  As of  February 28,  2001  there  were  no  dilutive  shares outstanding; accordingly diluted net loss per share and basic net loss per share are the same.

NOTE F – STOCK OPTION
PLAN

In February 2001, the Company adopted
the 2001 Stock Option Plan which provides for the grant to employees, officers, directors and consultants to purchase up to 400,000 shares of the
Company’s common stock.  Through February 28, 2001 no options were granted.

NOTE G – SUBSEQUENT
EVENTS

In March 2001 the Company intends to
file a registration statement with the Securities and Exchange Commission to sell up to 500,000 shares of its common stock for $1.00 per share.  Another
1,800,000 shares will be offered for sale by existing shareholders.  The offering will be on a best-efforts, no minimum basis.  As such, there will be no escrow of any of the proceeds of the offering and the Company will have the
immediate use of such funds to finance its operations.   Costs of the offering,
estimated to be $30,000, will be recorded as a capital contribution since the
Company’s existing shareholders have agreed to pay these
costs.

Part II - INFORMATION
NOT REQUIRED IN PROSPECTUS

Item 24.
Indemnification of directors and officers.

Our certificate of incorporation
contains provisions permitted under the General Corporation  Law  of  Delaware relating  to the  liability  of  directors.  The provisions eliminate a director's liability to stockholders for monetary damages for a breach of fiduciary duty, except in circumstances involving wrongful acts, including the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Our certificate of incorporation also contains provisions obligating us to indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of
Delaware.  We believe that these provisions  will assist us in  attracting  and retaining qualified individuals to serve as directors.

As permitted by Delaware law, we intend
to eliminate  the personal  liability of our  directors  for  monetary  damages for  breach or  alleged  breach of their fiduciary duties as directors,  subject to exceptions.  In addition,  our bylaws provide that we are required to indemnify our officers and directors,  employees and  agents  under
circumstances,   including  those  circumstances  in  which indemnification would otherwise be  discretionary,  and we would be required to advance expenses to our  officers  and  directors  as  incurred in  proceedings against them for which they may be  indemnified.  The bylaws  provide  that we, among other things, will indemnify officers and directors,  employees and agents against  liabilities  that may  arise by reason of their  status or  service  as directors,  officers, or employees,  other than liabilities arising from willful misconduct, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. At present, we are not aware of any pending or  threatened  litigation  or  proceeding  involving a director, officer, employee or agent of ours in which indemnification would be required or permitted. We believe that our charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

We have agreed to the fullest extent
permitted by applicable  law, to indemnify all our officers and directors.

Item 25. Other Expenses of Issuance and
Distribution.

 SEC Registration Fee

 $575

 Blue Sky Fees and Expenses

 $5,000

 Legal Fees and Expenses

 $13,000

 Accountants' Fees and Expenses

 $4,000

 Transfer Agent Fees

 $3,000

 EDGAR Filing Fees

 $4,000

 Miscellaneous

 $425

 Total

 $30,000

The expenses, except for the SEC fees,
are estimated.

Item 26. Recent sales of unregistered
securities.

The following sets forth information
relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

The Registrant was organized in March
2000, and at that time, sold 1,000 shares to our incorporator for $600, or $0.60 per share.

On February 14, 2001 we issued
1,137,200 shares to Robert Arkin, our chief executive officer and president,
61,400 shares to Dennis Gandy, our chief technology officer, 7,100 shares to
Christopher Creed, our chief financial officer, 43,200 shares to Lee Lampiris, our vice president of business solutions, 25,000 shares to Louise Short, a proposed Director, 61,600 shares to Michael Shamis, one of our programmers,
42,600 shares to Judi Boone, our office manager, 62,100 shares to Shamir
Mashlum, one of our programmers, 8,500 shares to Yukun Chong, one of our programmers and 8,500 share to Lev Kuznet, one of our programmers. We issued each of the shares at a price of $0.001 per share, for nominal services each person provided to us.

On February 14, 2001 we sold a total of
1,829,000 shares to twenty-five investors, each of whom subscribed to purchase the shares, at a price of $0.001 per share, for aggregate consideration of
$1,830.

On February 28, 2001, we issued to
Synermedics, Inc., a technology provider for the Registrant, a total of 312,800 shares, as payment of $31,280 in royalties.

All individuals that purchased shares
of stock had the opportunity to ask questions and receive answers from our officers and directors. In addition, they had access to review all of our corporate records and material contracts and agreements.

These purchases and sales were exempt
from registration under the Securities Act of 1933, according to Section 4(2) on the basis that the transactions did not involve a public offering. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

There have been no other sales of the
Registrant's common stock.

March 10,
2000
Alfred
Arberman     Sophisticated

February 14,
2001
Robert
Arkin      Sophisticated
Dennis
Gandy      Sophisticated
Christopher
Creed     Sophisticated
Lee
Lampiris      Sophisticated
Louise
Short      Sophisticated
Michael
Shamis      Sophisticated
Judi
Boone       Sophisticated
Shamir
Mashlum      Sophisticated
Yukun
Chong      Sophisticated
Lev
Kuznet       Sophisticated
Kevin
Lewis      Accredited
Bruce
Lewis      Accredited
Ellen
McGrath      Sophisticated
Sean
Rosenthal
     Sophisticated
Sam
Bennet       Accredited
Ann
Dwyer       Sophisticated
Bryce
Allen      Sophisticated
Jeff
Hillman      Sophisticated
Hilary
Stillman     Sophisticated
John
Andrews      Sophisticated
Brandon
Dwyer      Sophisticated
Charles
Lewis      Sophisticated
Klara
Rabinovich     Sophisticated
Joe
Shaffer      Accredited
Richard
and Diane
Arkin   Sophisticated
Edwin
and June
Morgenstern  Sophisticated
Theresa
Cramer      Sophisticated
Peter
Douglas      Sophisticated
Chelsea
Arkin      Sophisticated
Nora
Arkin       Sophisticated
Rose
Arkin       Sophisticated
Winona
Warren      Sophisticated
Anne
Strasser      Sophisticated
Richard
Arkin      Sophisticated
Michael
Arkin      Sophisticated

Item 27.
Exhibits.

The exhibits marked with an "*" have
already been filed. The remaining exhibits are filed with this Registration
Statement:

Number  Exhibit Name

* 3.1  Articles of Incorporation

* 3.2  Certificate of
Amendment of Certificate of
Incorporation
* 3.3
By-Laws
* 4.1
Subscription Agreement
5.1
Opinion Regarding Legality and Consent of
Counsel
* 10.1 2001 Stock
Option Plan
* 10.2
Synermedics, Inc. Licensing
Agreement
  10.3 Consent of
Proposed Directors
23.1
Consent of Expert

All other Exhibits called for by Rule
601 of Regulation S-B are not applicable to this filing.  Information pertaining to our common stock is contained in our Articles of Incorporation and
By-Laws.

Item 28.
Undertakings.

The undersigned registrant
undertakes:

(1) To file, during any period in which
offer or sales are being made, a post-effective amendment to this registration statement:

To include any prospectus required by
section 10(a)(3) of the Securities Act of
1933;
To reflect in the
prospectus any facts or events arising after the effective date of the
Registration Statement (or the most recent post-effective amendment) which, individually or in the aggregate,  represent a fundamental change in the information in the registration
statement;
To include any
material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2) That, for the purpose of
determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration  statement relating to the securities offered therein,  and the offering of  securities at that time shall be deemed to be the initial bona fide offering.

(3) To remove from registration by
means of a post-effective  amendment any of the securities  being  registered which remain unsold at the termination of the offering.

Subject to the terms and conditions of
Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant undertakes to file with the Securities and Exchange Commission any supplementary and periodic  information,  documents, and reports as may be prescribed  by any rule or  regulation  of the  Commission heretofore or hereafter  duly adopted pursuant to authority  conferred to that section.

Insofar as indemnification for
liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of  incorporation  or  provisions  of Delaware law, or otherwise, the Registrant has been advised that in the opinion of the Securities and
Exchange  Commission the indemnification is against public policy as expressed in the Act and is, therefore,  unenforceable. If a claim for indemnification against  liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the  successful  defense of any action,  suit,  or  proceeding is asserted by a director,  officer or  controlling  person in connection  with the securities being  registered,  the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent,  submit to a court of appropriate  jurisdiction the question whether the  indemnification  by it is against  public policy as expressed in the Act and will be governed by the final adjudication of the issue.

SIGNATURES

In  accordance  with  the  requirements
of  the  Securities  Act of  1933,  the registrant certifies that it has reasonable grounds to believe that it meets all of  the  requirements  for filing  on  Form  SB-2  and  has  duly  caused  this registration  statement  to be signed on our behalf by the  undersigned,  in the City of Atlanta, State of
Georgia, on July 5, 2001.

(Registrant)  InnerSpace
Corporation

By (signature and title)      /s/
Robert Arkin

president, chief executive officer and director

In accordance with the requirements of
the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

/s/ Robert Arkin

president, chief executive officer and
director

/s/  Christopher
Creed
chief financial
officer and director

As filed with the SEC on July 5, 2001
SEC Registration No. 333-57818

SECURITIES AND EXCHANGE
COMMISSION
WASHINGTON, D.C.
20549

EXHIBITS
TO
REGISTRATION
STATEMENT
ON FORM
SB-2
UNDER
THE
SECURITIES ACT OF 1933

InnerSpace
Corporation

(Consecutively numbered
pages 1  through 50 of this Registration Statement)

INDEX TO
EXHIBITS

 SEC REFERENCE NUMBER

 TITLE OF
DOCUMENT

 LOCATION

 3.1

 Articles of Incorporation

 Previous filing

 3.2

 Certificate of Amendment of Certificate
of Incorporation

 Previous filing

 3.3

 Bylaws

 Previous filing

 4.1

 Subscription Agreement

 Previous filing

 5.1

 Opinion and Consent of Thomas P.
McNamara, P.A.

 This Filing

 10.1

 2001 Stock Option Plan

 Previous filing

 10.2

 Synermedics, Inc. Licensing
Agreement

 Previous filing

 10.3

 Consent of Proposed
Directors

 Previous Filing

 23

 Consent of Kingery, Crouse & Hohl,
P.A.

 This Filing